PAGE

                                       SCHEDULE 14A
                                     (Rule 14(a)-101)
                        INFORMATION REQUIRED IN PROXY STATEMENT
                                 SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    _X_
Filed by a Party other than the Registrant  ___

Check the appropriate box:

___       Preliminary Proxy Statement        ___   Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
_X_       Definitive Proxy Statement
___       Definitive Additional Materials
___       Soliciting Material Pursuant to Section 14a-11(c) or Section
          14a-12

                           Southern California Edison
________________________________________________________________________
               (Name of Registrant as Specified in its Charter)

________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

_X_       $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-
          6(i)(2) or Item 22(a)(2) of Schedule 14A.
___ $500 per each party to the controversy pursuant to Exchange Act rule 14a-6(i)(3).
___ Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

          (1)   Title of each class of securities to which transaction applies:

                _____________________________________________________________

          2)    Aggregate number of securities to which transaction applies:

                _____________________________________________________________


          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                _____________________________________________________________

          4)    Proposed maximum aggregate value of transaction:

                _____________________________________________________________


          5)    Total Fee Paid:

                _$125.00____________________________________________________

___       Fee paid previously with preliminary materials.

          __________________________________________________________________

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)      Amount Previously Paid:

                  _____________________________________________________________

          2)      Form, Schedule or Registration Statement No.:

                  _____________________________________________________________

          3)      Filing Party:

                  _____________________________________________________________

          4)      Date Filed:

                  _____________________________________________________________
PAGE

          SOUTHERN CALIFORNIA
          E   D  I  S   O   N
An EDISON INTERNATIONAL Company










                                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




                                                         AND



                                                JOINT PROXY STATEMENT









                                                   ANNUAL MEETING
                                                   APRIL 18, 1996

          SOUTHERN CALIFORNIA
          E   D  I  S   O   N
An EDISON INTERNATIONAL Company



                                                         March 8, 1996


DEAR SHAREHOLDER:

   You are invited to attend the annual meeting of shareholders of Southern California Edison Company ("SCE") on Thursday, April 18, 1996, at 10:00 A.M. This meeting will be held at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California. The accompanying Joint Proxy Statement contains information about the matter to be considered at the annual meeting by the SCE shareholders. SCE's Annual Report to Shareholders for 1995 is furnished with the Joint Proxy Statement.

   As discussed in the Joint Proxy Statement, the only matter on the agenda to be presented at the annual meeting for your consideration is the election of the Directors who will be responsible for the direction of the affairs of SCE until the next annual meeting and until their successors are duly elected and qualified.

   Your Board of Directors and Management recommend that you vote "FOR" the nominees for Directors listed in the Joint Proxy Statement.

   Whether or not you expect to attend the annual meeting, it is important that your shares be represented at this meeting. Accordingly, we request that you complete, sign, date and return your proxy as soon as possible.

   Your continued interest in the business of SCE is appreciated.





                                                   John E. Bryson
                                                   John E. Bryson
                                                Chairman of the Board
                                             and Chief Executive Officer


                                                      ---------
                                                      IMPORTANT
                                                      ---------

   In order to assure the presence of a quorum of shareholders at the annual meeting, please mark, date and mail the enclosed proxy promptly. Please sign (do not print) your name exactly as it appears on the enclosed proxy. When signing as attorney, executor, administrator, trustee or guardian, please include your full title. Please have an authorized officer whose title is indicated sign for corporations, charitable institutions and governmental units. For partnerships, please have a partner sign and indicate partnership status.

PAGE

          SOUTHERN CALIFORNIA
          E   D  I  S   O   N
An EDISON INTERNATIONAL Company



                                           ==============================
                                              NOTICE OF ANNUAL MEETING
                                             OF SHAREHOLDERS TO BE HELD
                                                   APRIL 18, 1996
                                           ==============================


   The annual meeting of the shareholders of Southern California Edison Company ("SCE") will be held at 10:00 A.M. on Thursday, April 18, 1996, at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California, to consider and act upon the election of Directors as discussed in the accompanying Joint Proxy Statement and to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.


   The names of the nominees for Directors intended to be presented for election are as follows:

                  Howard P. Allen                        Ronald L. Olson
                  John E. Bryson                         J. J. Pinola
                  Winston H. Chen                        James M. Rosser
                  Stephen E. Frank                       E. L. Shannon, Jr.
                  Camilla C. Frost                       Robert H. Smith
                  Joan C. Hanley                         Thomas C. Sutton
                  Carl F. Huntsinger                     Daniel M. Tellep
                  Charles D. Miller                      James D. Watkins
                  Luis G. Nogales                        Edward Zapanta


    Shareholders of record at the close of business on March 5, 1996, are entitled to notice of and to vote at this annual meeting. The following individuals will be admitted to the meeting:

         1.   Shareholders of record, and their spouses;

         2. Individuals holding written proxies executed by shareholders of record on the record date;

         3. Shareholders who provide written verification from their brokerage firm that they owned stock held in the name of the brokerage firm (that is, stock held in so-called "street name") on the record date, and their spouses; and

         4.   Other individuals with the approval of the Secretary of SCE.

Dated March 8, 1996.

                                           For the Board of Directors,




                                           BEVERLY P. RYDER, Secretary

                                               EDISON INTERNATIONAL
                                         SOUTHERN CALIFORNIA EDISON COMPANY

                                         ==================================
                                                JOINT PROXY STATEMENT
                                         ==================================

INTRODUCTION

    On January 29, 1996, SCEcorp changed its name to Edison International. All references to Edison International also refer to the corporation under its prior name, SCEcorp. This Joint Proxy Statement is provided to the shareholders of Edison International and Southern California Edison Company ("SCE") in connection with their annual meetings of shareholders and any adjournments or postponements thereof. The annual meetings are scheduled to be held at 10:00 A.M., Pacific Time, on Thursday, April 18, 1996, at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California. The Edison International and SCE annual meetings will be held in conjunction with each other at the same time and location.

GENERAL INFORMATION

Solicitation of Proxies

    The Boards of Directors of Edison International and SCE are soliciting proxies hereunder for use at their annual meetings, and forms of proxy are being provided with this Joint Proxy Statement. This Joint Proxy Statement, the enclosed forms of proxy and the respective Annual Reports to Shareholders for 1995 are being distributed together beginning March
8, 1996, to shareholders of Edison International and SCE.

    The costs of solicitations of proxies will be borne by Edison International and SCE. Directors, officers and other employees of SCE may, without additional compensation (except for customary overtime pay, when applicable), solicit proxies by mail, in person or by telecommunication. Brokers, fiduciaries, custodians and other nominees will be reimbursed for reasonable out-of-pocket expenses incurred in sending this Joint Proxy Statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of Edison International and SCE stock. In addition, D.F. King & Co., Inc. (1-800-669-5550) will assist Edison International and SCE in the solicitation of proxies for an aggregate fee estimated not to exceed $14,000 plus reasonable out-of-pocket expenses.

Record Date and Voting Securities

    The Boards of Directors of Edison International and SCE have fixed the close of business on March 5, 1996, as the record date for the determination of holders of Edison International and SCE voting securities entitled to notice of and to vote at their respective annual meetings.
As of February 20, 1996, there were 443,626,075 shares of Common Stock, without par value, of Edison International ("Edison International Common Stock"), outstanding and entitled to vote, and 434,888,104 shares of Common Stock, without par value, of SCE ("SCE Common Stock"), 11,350,198 shares of Cumulative Preferred Stock, $25 par value, of SCE ("SCE Cumulative Preferred Stock"), and 2,750,000 shares of $100 Cumulative Preferred Stock, $100 par value, of SCE ("SCE $100 Cumulative Preferred Stock"), outstanding and entitled to vote.

Voting Rights

    Each share of Edison International Common Stock is entitled to one vote. Each share of SCE Cumulative Preferred Stock is entitled to six votes, each share of SCE $100 Cumulative Preferred Stock is entitled to two votes and each share of SCE Common Stock is entitled to one vote. Shares represented by executed proxies received by Edison International or SCE, respectively, prior to their annual meetings will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal.

    Any Edison International or SCE shareholder who executes and returns a proxy has the power to revoke such proxy at any time before it is voted by filing, with the Secretary of Edison International, at 2244 Walnut Grove Avenue, P.O. Box 999, Rosemead, California 91770, or the Secretary of SCE, at 2244 Walnut Grove Avenue, P.O. Box 800, Rosemead, California 91770, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the annual meetings. Attendance at the annual meetings will not in and of itself constitute revocation of a proxy.

    Attendance at the annual meetings is limited to those individuals described in the letter from the Secretary at the front of this Joint Proxy Statement. A shareholder of Edison International and/or SCE that is a corporation, partnership, association or other organization or entity will be limited to three authorized representatives at the annual meetings.

    The Edison International Board and the SCE Board respectively recommend the election of their nominees for Directors presented in this Joint Proxy Statement.


               ELECTION OF DIRECTORS OF EDISON INTERNATIONAL AND SCE

Nominees for Election as Directors

    Eighteen Directors are to be elected to the Edison International and SCE Boards to hold office until the next annual meetings or until their successors are elected and qualified. The eighteen Edison International nominees for Directors and the eighteen SCE nominees for Directors receiving the highest number of affirmative votes shall be elected to the Edison International Board and SCE Board, respectively. Unless authority to vote is withheld or another contrary instruction is indicated, signed proxies received will be voted for the election of the Edison International and SCE Boards' nominees for Directors. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a Director, and the size of the Edison International and SCE Boards is not reduced accordingly, the proxyholders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes cast against a Director and votes withheld (including broker non-votes) have no legal effect. The nominees for Directors of Edison International and SCE are the same. A brief biography of each nominee is presented below.

HOWARD P. ALLEN, Chairman of the Executive Committees of Edison International and SCE, has been a Director of SCE since 1980, a Director of Edison International since 1988 and Chairman of the Executive Committees since 1989. Mr. Allen joined SCE in 1954, following service as Assistant Dean and Assistant Professor of Law at Stanford Law School. He was elected Vice President in 1962, Senior Vice President in 1971, Executive Vice President in 1973, President in 1980, Chairman of the Board and Chief Executive Officer in 1984, and was re-elected President in 1987. He was elected Chairman of the Board, President and Chief Executive Officer of Edison International in 1988, and served in this position for both companies until his retirement in 1990. Mr. Allen is a Director of AMR Corporation, American Airlines, Inc., Computer Sciences Corporation, The Parsons Corporation, The Ralph M. Parsons Co., The Presley Companies, and Trust Company of the West. He is a graduate of Pomona College and Stanford Law School. Age 70.

Member of the executive (Chair) and the finance committees of Edison International and SCE
<page 2>

JOHN E. BRYSON, Chairman of the Board and Chief Executive Officer of Edison International and SCE, has been a Director of Edison International and SCE since 1990. Mr. Bryson joined SCE in 1984 as Senior Vice President. He was elected Executive Vice President and Chief Financial Officer of SCE in 1985, Executive Vice President and Chief Financial Officer of Edison International in 1988, and was elected to his present positions in 1990. Immediately prior to joining SCE, Mr. Bryson was a partner in the law firm of Morrison & Foerster. From 1979 through 1982, Mr. Bryson served as President of the California Public Utilities Commission and earlier served as Chairman of the California State Water Resources Control Board. He is a Director of The Boeing Company, First Interstate Bancorp, Pacific American Income Shares, Inc., and The Times Mirror Company, a Trustee of Stanford University and Chairman of the California Business Roundtable. He is a graduate of Stanford University and Yale Law School. Age 52.

Member of the executive committees of Edison International and SCE


WINSTON H. CHEN, Chairman of Paramitas Foundation, a non-profit charitable corporation, and Chairman of Paramitas Investment Corporation, has been a Director of Edison International and SCE since 1995. Mr. Chen was Chairman of the Board of Solectron Corporation, an electronic manufacturing service company in Milpitas, California, until 1994. He joined Solectron in 1978 as President and was elected Chief Executive Officer in 1984 and Chairman of the Board in 1990. Solectron won the Malcolm Baldrige National Quality Award in 1991 and was awarded the Governor's Golden State Quality Award in 1994. He is a Director of Intel Corporation and Solectron Corporation and a Trustee of Stanford University and Santa Clara University. He received his M.S. and Ph.D. degrees from Harvard University. Age 54.

Member of the audit committees of Edison International and SCE


STEPHEN E. FRANK, President and Chief Operating Officer of SCE, has been a Director of Edison International and SCE since 1995. Mr. Frank joined SCE on June 19, 1995 after serving as President and Chief Operating Officer of Florida Power and Light Company since 1990. Prior to 1990, Mr. Frank was Executive Vice President and Chief Financial Officer of TRW, Inc. From 1984 to 1988, he worked at General Telephone Corporation as Vice President, Controller and Treasurer. In addition, Mr. Frank held numerous financial and sales management positions with U.S. Steel Corp., ending his career there as general manager of sales. He is a Director of Great Western Finance Corp. and Arkwright Mutual Insurance Company and a Trustee of the University of Miami. He is a graduate of Dartmouth College and received his MBA degree from the University of Michigan. Age 54.


CAMILLA C. FROST, Trustee of the Chandler Trusts 1 and 2 and a Director and Secretary-Treasurer of Chandis Securities Company (Chandler Family Holding Company), has been a Director of SCE since 1985 and a Director of Edison International since 1988. Mrs. Frost has been associated with the Los Angeles County Museum of Art since 1960, was elected President of the Board of Trustees in 1978, served as Chairman of the Board from 1982 to 1986, and served as Chairman of the Executive Committee from 1986 to 1990. Mrs. Frost has held her present positions at Chandler Trusts and Chandis Securities Company since 1975. She is a Trustee of the California Institute of Technology and Wellesley College. Mrs. Frost is a graduate of Wellesley College. Age 70.

Member of the compensation and executive personnel and the nominating committees of Edison International and SCE
<page 3>

JOAN C. HANLEY, General Partner of Miramonte Vineyards, has been a Director of SCE since 1980 and a Director of Edison International since 1988. Mrs. Hanley has served as General Partner and Manager of Miramonte Vineyards since 1973. She was formerly a Public Affairs Consultant for Monaghan Company-Long Point (a land development company) during 1990 and 1991. She is a Director of the California Agricultural Education Foundation, Harbor-UCLA Research and Education Institute and a Trustee of Pomona College. Mrs. Hanley is a graduate of the University of Washington. Age 63.

Member of the audit and the nominating committees (Chair) of Edison International and SCE


CARL F. HUNTSINGER, General Partner of DAE Limited Partnership, Ltd. (agricultural management), has been a Director of SCE since 1983 and a Director of Edison International since 1988. Mr. Huntsinger has held his present position at DAE Limited Partnership, Ltd. since the dissolution of DAE Holding, Inc. in 1986, after having served as President, Chief Executive Officer and Director of DAE Holding since 1979. He served as President of VETCO from 1968 to 1974, and as President of Blue Goose Growers, Inc., from June 1983 to April 1984. Mr. Huntsinger is a graduate of the Massachusetts Institute of Technology. Age 66.

Member of the audit and the executive committees of Edison International and SCE


CHARLES D. MILLER, Chairman of the Board and Chief Executive Officer of Avery Dennison Corporation (manufacturer of self-adhesive products), formerly Avery International Corporation, has been a Director of SCE since 1987 and a Director of Edison International since 1988. Mr. Miller joined Avery Dennison in 1964 and was elected President and Chief Operating Officer in 1975, President and Chief Executive Officer in 1977, and to his present position in 1983. He has been a Director of Avery Dennison since 1975. He is a Director of Great Western Financial Corporation, Nationwide Health Properties, Inc., Pacific Mutual Life Insurance Company, Davidson
& Associates, Inc. and a member of the Advisory Board of Korn/Ferry International. Mr. Miller is a graduate of Johns Hopkins University. Age 68.

Member of the audit and the compensation and executive personnel committees (Chair) of Edison International and SCE


LUIS G. NOGALES, President of Nogales Partners (media acquisition firm), has been a Director of SCE and Edison International since 1993. Mr. Nogales joined his present company in 1990, and was formerly a general partner of Nogales Castro Partners, Inc. (media acquisition firm) from 1989 to 1990, President of Univision (Spanish language television network) from 1986 to 1988, and Chairman and Chief Executive Officer of United Press International from 1983 to 1986. He is a Director of Adolph Coors Company, Kaufman and Broad Home Corporation, Portland Radio, Inc., Redlands Radio, Inc., Maryville Radio, Inc., Roseville Radio, Inc., San Bernardino Radio, Inc., and a Trustee of Stanford University and The Ford Foundation. He is a graduate of San Diego State University and Stanford Law School. Age 52.

Member of the compensation and executive personnel and the finance committees of Edison International and SCE.
<page 4>

RONALD L. OLSON, Senior Partner of the law firm of Munger, Tolles and Olson, has been a Director of Edison International and SCE since 1995.
Mr. Olson joined Munger, Tolles and Olson in 1968 after serving as a law clerk to United States Court of Appeals Judge David L. Bazelon. He is a Director of Pacific American Income Shares, Inc., and Western Asset Trust, Inc. Mr. Olson also serves as a director of several non-profit organizations, including the Claremont University Center and Graduate School, Rand Corporation and the Skid Row Housing Trust. Mr. Olson is a graduate of Drake University and University of Michigan Law School and holds a Diploma in Law from Oxford University. Age 54.

Member of the finance committees of Edison International and SCE.


J. J. PINOLA, Retired Chairman of the Board and Chief Executive Officer of First Interstate Bancorp, has been a Director of SCE since 1985 and a Director of Edison International since 1988. Mr. Pinola joined First Interstate Bank of California as President, Chief Operating Officer and a Director in 1976 and served as Chairman of the Board and Chief Executive Officer of First Interstate Bancorp from 1978 until his retirement in 1990. He is a Director of First Interstate Bank of California. Mr. Pinola is a graduate of Bucknell University and has completed studies at Dartmouth College and Harvard University. Age 70.

Member of the compensation and executive personnel and the nominating committees of Edison International and SCE


JAMES M. ROSSER, President of California State University, Los Angeles ("CSULA"), has been a Director of SCE since 1985 and a Director of Edison International since 1988. Dr. Rosser has held his present position at CSULA since 1979 following service as Vice Chancellor of the Department of Higher Education for the State of New Jersey from 1974 to 1979 and Associate Vice Chancellor for Academic Affairs at the University of Kansas from 1970 to 1974. He is a Director of Fedco, Inc., Sanwa Bank California, the American Council for the Arts, and the Los Angeles Philharmonic Association. In addition, he is Chair of the National Science Foundation Directorate for Education and Human Resources Advisory Committee, a Member and Board Secretary of the Los Angeles Annenberg Metropolitan Project and a Board member of the Woodrow Wilson Fellowship Foundation. Dr. Rosser holds three degrees from Southern Illinois University. Age 56.

Member of the finance and the nominating committees of Edison
International and SCE


E. L. SHANNON, JR., Retired Chairman of the Board of Santa Fe International Corporation, has been a Director of SCE since 1977 and a Director of Edison International since 1988. Mr. Shannon joined Santa Fe International Corporation in 1953, was elected President and Chief Executive Officer in 1962 and served as Chief Executive until his retirement in 1991. He served as non-executive Chairman until 1993. He is currently engaged in investing and ranching. Mr. Shannon is a graduate of the University of California, Berkeley. Age 69.

Member of the executive and the finance (Chair) committees of Edison International and SCE
<page 5>

ROBERT H. SMITH, Managing Director, Smith and Crowley, Inc. (merchant banking), has been a Director of SCE since 1987 and a Director of Edison International since 1988. Mr. Smith was Chairman of the Board and Chief Executive Officer of Security Pacific Corporation until 1992. He joined Security Pacific National Bank in 1961, and was elected Executive Vice President in 1980, Vice Chairman of Security Pacific Corporation and Security Pacific National Bank in 1984, President, Chief Executive Officer and Director of Security Pacific National Bank in 1987, and assumed his former positions at Security Pacific Corporation in 1990. He is a Director of the J. G. Boswell Company, Oasis Residential, Inc., and Pinkerton, Inc., and a Trustee of the University of Santa Clara and the University of Southern California. He is a graduate of the University of Southern California and holds a Law Degree from Van Norman University.
Age 60.

Member of the executive and the nominating committees of Edison
International and SCE


THOMAS C. SUTTON, Chairman of the Board and Chief Executive Officer, Pacific Mutual Life Insurance Company, has been a Director of Edison International and SCE since 1995. Mr. Sutton joined Pacific Mutual in 1965 and was elected President in 1987. He was elected to his present position in 1990. He is a Director of Newhall Land & Farming Company, The Irvine Company and PIMCO Advisors, L.P. He is also past Chairman of Health Insurance Association of America, Chairman-Elect of the American Council of Life Insurance and a Director of the Orange County Performing Arts Center. Mr. Sutton is a graduate of the University of Toronto. Age 53.

Member of the compensation and executive personnel committees of Edison International and SCE


DANIEL M. TELLEP, Chairman of the Board of Lockheed Martin Corporation (aerospace industry), has been a Director of SCE and Edison International since 1992. Mr. Tellep joined Lockheed Missiles & Space Company ("LMSC"), a wholly-owned subsidiary of Lockheed Corporation, in 1955. He was elected Vice President and Assistant General Manager of LMSC in 1975, Executive Vice President of LMSC in 1983, Vice President of Lockheed Corporation in 1983, President of LMSC in 1984, Group President of Lockheed Missiles and Space Systems (another subsidiary of Lockheed Corporation) in 1986, a Director of Lockheed Corporation in 1987, and President of Lockheed Corporation in 1988. Mr. Tellep was elected Chairman and Chief Executive Officer in 1989. In March 1995, he was elected Chairman and Chief Executive Officer of Lockheed Martin Corporation, a position he held until December 31, 1995. He is a Director of First Interstate Bancorp. He holds two degrees from the University of California at Berkeley and has completed studies at Harvard University. Age 64.

Member of the audit (Chair) and the compensation and executive personnel committees of Edison International and SCE


JAMES D. WATKINS (Admiral USN, Retired), President, Joint Oceanographic Institutions, Inc. and President, Consortium for Oceanographic Research and Education (two non-profit consortia that manage academic research projects), has been a Director of Edison International and SCE since 1993. The Admiral was Secretary of Energy of the United States from 1989 to 1993. Prior to his appointment as Secretary of Energy, Admiral Watkins served as a Director of Philadelphia Electric Company and VESTAR, Inc.
(a pharmaceutical company), and was a consultant to the Carnegie Corporation of New York. From 1982 to 1986, he served as the Chief of Naval Operations, capping a career spanning nearly four decades. He was also appointed to chair the Presidential Commission on AIDS from 1987 to 1988. He is a Trustee of the Carnegie Corporation of New York, a member of the Advisory Board of Digital Systems Research, Inc., and a member of the Scientific Advisory Board of Orbit Technologies, Inc. The Admiral is a graduate of the United States Naval Academy, the United States Naval Postgraduate School, and the Oak Ridge National Laboratory. Age 69.

Member of the audit and the finance committees of Edison International and SCE
<page 6>

EDWARD ZAPANTA, M.D., a private practice physician providing neurosurgical care in the East Los Angeles and Monterey Park communities since 1970, has been a Director of SCE since 1984 and a Director of Edison International since 1988. Dr. Zapanta is a Senior Medical Director with HEALTHCARE Partners Medical Group (a managed care medical group). He is also a Director of The Times Mirror Company and a Trustee of the James Irvine Foundation and the University of Southern California. He attended the University of California at Los Angeles and is a graduate of the University of Southern California School of Medicine. Age 57.

Member of the audit and the executive committees of Edison International and SCE


Stock Ownership of Directors and Executive Officers(1) of Edison
International and SCE

    The following table presents certain information as of December 31, 1995, except as otherwise noted, regarding the equity securities of Edison International and SCE beneficially owned by the Directors, the Executive Officers named in the "Summary Compensation Table" below under "Executive Compensation Table--Edison International and SCE," and the Directors and Executive Officers of Edison International and SCE as a group. The table includes shares with respect to which the right exists to acquire beneficial ownership on January 2, 1996, through the exercise of options granted under an employee benefit plan known as the Edison International Officer Long-Term Incentive Compensation Plan effective April 16, 1992, or a predecessor plan (the "Incentive Plan"):

                                                                                                          Amount and Nature
                                                                         Company and                        of Beneficial
                         Name                                          Class of Stock                        Ownership(2)(3)
                         ----                                          --------------                       ----------------
Howard P. Allen                                                   Edison International Common Stock               244,303(4)
John E. Bryson                                                    Edison International Common Stock               265,721(5)
Winston H. Chen                                                   Edison International Common Stock                10,200
Bryant C. Danner                                                  Edison International Common Stock                68,636(6)
Robert M. Edgell                                                  Edison International Common Stock                47,096(7)
Alan J. Fohrer                                                    Edison International Common Stock                61,989(8)
Stephen E. Frank                                                  Edison International Common Stock                25,000(9)
Camilla C. Frost                                                  Edison International Common Stock                 2,200(10)
Joan C. Hanley                                                    Edison International Common Stock                 7,205(10)
Carl F. Huntsinger                                                Edison International Common Stock                 4,729
Charles D. Miller                                                 Edison International Common Stock                 5,915(10)
Edward R. Muller                                                  Edison International Common Stock                34,533(11)
                                                                  Mission Capital MIPS                                870(12)
Luis G. Nogales                                                   Edison International Common Stock                   600
Ronald L. Olson                                                   Edison International Common Stock                 1,200
J. J. Pinola                                                      Edison International Common Stock                 3,520(10)
Harold B. Ray                                                     Edison International Common Stock                77,955(13)
James M. Rosser                                                   Edison International Common Stock                 2,200(14)
E. L. Shannon, Jr.                                                Edison International Common Stock                16,209(10)
Robert H. Smith                                                   Edison International Common Stock                 3,618(15)
Thomas C. Sutton                                                  Edison International Common Stock                 1,251(10)
Daniel M. Tellep                                                  Edison International Common Stock                 2,695(10)
James D. Watkins                                                  Edison International Common Stock                   897
Edward Zapanta                                                    Edison International Common Stock                 4,363(16)
All Directors and Executive Officers
  of Edison International as a group (50 individuals)             Edison International Common Stock             1,662,742(17)
                                                                  Mission Capital MIPS                              8,270(18)
All Directors and Executive Officers
  of SCE as a group (40 individuals)                              Edison International Common Stock             1,403,378(19)

____________
(1) The Executive Officers of Edison International and SCE, as the term is used in this Joint Proxy Statement unless otherwise indicated, are defined as the Chairman of the Board and Chief Executive Officer, President, the elected Vice Presidents and the Secretary of Edison International and SCE, respectively. In addition, the Executive Officers of Edison International include the Executive Officers of SCE and the Chief Executive Officers and Presidents, Executive Vice Presidents, and Senior Vice Presidents of Edison Mission Energy, Edison Capital, and Mission Land Company, Edison International's nonutility subsidiaries.
<page 7>

(2) Unless otherwise indicated, shares are held with sole voting and investment power.

(3) No Director owns, no named Executive Officer owns, nor do the Directors and Executive Officers of Edison International or SCE as a group own in excess of 1% of the outstanding shares of (i) Edison International Common Stock, or (ii) any other class of Edison International's or SCE's outstanding equity securities.

(4) Includes 45,926 shares held as trustee, 107,100 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan and 91,277 shares credited under an employee benefit plan known as the Stock Savings Plus Plan (the "SSPP"). SSPP shares for which instructions are not received may be voted by the SSPP trustee in its discretion.

(5) Includes 11,321 shares credited to the SSPP and 254,400 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(6) Includes 2,000 shares held in broker's name, 1,036 shares credited to the SSPP and 65,600 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(7) Includes 10,413 shares credited to the SSPP and 36,683 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(8) Includes 5,056 shares credited to the SSPP and 56,933 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(9) Includes 5,000 shares purchased subsequent to December 31, 1995, and 20,000 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(10)    Shares held as trustee.

(11) Includes 400 shares held in custodial name and 32,733 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(12) Monthly Income Preferred Securities ("MIPS") of Mission Capital, an indirect subsidiary of Edison International. Includes 280 shares held in spouse's name and 190 shares held in custodial names.

(13) Includes 9,288 shares credited to the SSPP and 68,667 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(14)    Shares held in broker's name.

(15) Includes 1,000 shares held in spouse's name, 1,400 shares held as trustee, 1,000 shares held in broker's name and 218 shares held in custodial name.

(16)    Includes 1,336 shares held in broker's name.

(17) Includes 3,802 shares held with other persons, 86,321 shares held in trustee accounts, 7,536 shares held in brokers' names, 4,658 shares held in custodial names, 1,000 shares held in spouse's name, 264,878 shares credited to participants under the SSPP and 1,262,467 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan. The Edison International Executive Officers include all of the SCE Executive
<page 8>

        Officers. Therefore, the share ownership balances shown duplicate in part the information shown in footnote 19 below.

(18) Includes 280 shares held in spouse's name and 190 shares held in custodial name.

(19) Includes 3,152 shares held with other persons, 86,321 shares held in trustee accounts, 6,536 shares held in brokers' names, 962 shares held in custodial names, 1,000 shares held in spouse's name, 218,093 shares credited to participants under the SSPP, and 1,057,734 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

Executive Compensation Table -- Edison International and SCE

    The following table presents certain information regarding compensation of the Chief Executive Officer of Edison International and SCE ("CEO") and the four most highly compensated Executive Officers of Edison
International and SCE, respectively, other than the CEO (together with the CEO, the "Named Officers"), for services rendered in all capacities to Edison International, SCE, and/or other Edison International subsidiaries during 1993, 1994, and 1995.
<page 9>

                                           SUMMARY COMPENSATION TABLE(1)

                                                                                      Long-Term Compensation
                                                                                      ----------------------
                                                   Annual Compensation                  Awards           Payouts
                                                   -------------------                  ------           -------
    (a)                           (b)       (c)          (d)         (e)           (f)         (g)         (h)          (i)
                                                                    Other          Re-     Securities                   All
  Name                                                             Annual       stricted   Underlying                  Other
   and                                                             Compen-        Stock     Options/      LTIP        Compen-
Principal                                  Salary       Bonus      sation       Award(s)      SARs       Payouts      sation
Position                           Year      ($)       ($)(2)      ($)(3)          ($)       (#)(4)        ($)        ($)(5)
----------                         ----    ------      -------     -------      --------    --------    --------      -------

John E. Bryson, Chairman            1995     664,000     650,800  92,215(6)          --       159,260         --      139,741
of the Board and CEO                1994     664,000           0     662             --        62,140         --      121,879
of Edison International and         1993     600,000     325,000  57,144(6)          --        44,000         --      127,974
SCE

Bryant C. Danner, Executive         1995     346,667     328,500  58,187             --        51,920         --       16,079
Vice President and General          1994     335,000           0   2,244             --        25,500         --       13,158
Counsel of Edison                   1993     318,000     105,000   2,391             --        18,000         --        3,720
International and SCE(7)

Edward R. Muller,                   1995     335,000     331,700   2,646             --        53,190         --       17,521
President and CEO of                1994     310,000     200,000   1,789             --        31,920         --        2,325
Edison Mission Energy               1993     107,671     125,000   2,021             --        20,000         --           25

Alan J. Fohrer, Executive Vice      1995     279,500     261,000     765             --        56,920         --       16,532
President, Chief Financial          1994     262,000           0   1,131             --        24,200         --       10,030
Officer and Treasurer of            1993     213,986    125,000(8)   457             --        15,000         --       12,001
Edison International and SCE(7)

Robert M. Edgell,                   1995     252,000     250,000     700             --        30,770         --        8,492
Executive Vice President            1994     236,000     120,000     516             --        14,520         --        4,130
of Edison Mission Energy            1993     211,250     50,000(9)   473             --        12,000         --        4,497

Harold B. Ray,                      1995     283,333     162,000     125             --        40,000         --       16,301
Executive Vice President            1994     260,000           0     701             --        20,000         --       15,495
of SCE(7)                           1993     236,000     100,000     610             --        17,000     71,283       15,298

Stephen E. Frank,                   1995     268,494     150,000  82,100(11)         --        60,000         --      395,719(12)
President and Chief                 1994          --          --      --             --            --         --           --
Operating Officer of SCE(10)        1993          --          --      --             --            --         --           --

____________
(1) Compensation information is provided for each of 1993, 1994 and 1995 for all Named Officers, for years in which they served as an Executive Officer.

(2) Throughout this Joint Proxy Statement, bonuses are also referred to as annual incentive compensation and annual incentive awards.

(3) Includes perquisites if in the aggregate they exceed $50,000 or 10% of total annual salary and bonus.

(4) The amounts shown in Column (g) are comprised of Edison International stock options, Edison Mission Energy "phantom stock" options and Edison Capital "phantom stock" options (collectively, "Incentive Plan Options"). For 1995, Messrs. Bryson, Danner, Muller, Fohrer, Edgell, Ray and Frank received 120,000; 40,000; 10,000; 45,000; 5,200; 40,000 and 60,000 Edison International stock options; 27,280; 9,100; 43,190; 9,100; 25,570; 0 and 0 Edison Mission Energy phantom stock options; and 11,980; 2,820; 0; 2,820; 0; 0 and 0 Edison Capital phantom stock options, respectively. For 1994, Messrs. Bryson, Danner, Muller, Fohrer, Edgell and Ray received 52,200; 21,400; 14,100; 20,300; 3,300 and 20,000 Edison International stock options; and 9,940; 4,100; 17,820; 3,900; 11,220 and 0 Edison Mission Energy phantom stock options, respectively. For 1993, Messrs. Bryson, Danner, Muller, Fohrer, Edgell and Ray received 44,000; 18,000; 20,000; 15,000;
        12,000 and 17,000 Edison International stock options, respectively. The amounts shown have been adjusted to reflect the two-for-one split of Edison International Common Stock effective June 1, 1993 and the reduction in the deemed amount of outstanding Edison Mission Energy and Edison Capital phantom stock discussed below.

        Each Edison International stock option may be exercised to purchase one share of Edison International Common Stock. Edison International stock options include a dividend equivalent feature. For Edison International stock options granted before 1994, and for 10,000 such options granted to Mr. Muller on January 3, 1994 pursuant to his employment agreement, amounts equivalent to dividends are accrued on the options at the same time and at the same rate as would be payable on the number of shares of Edison International Common Stock covered by the options. The amounts accumulate without interest. The executive has no right to payment of these dividend equivalents unless and until the underlying stock options are exercised. For Edison International stock options granted in 1994, dividend equivalents are subject to reduction unless certain Edison International or Edison Capital performance criteria are met. Dividend equivalents for options granted in 1995 are subject to Edison International financial performance only. For dividend equivalents linked to Edison International performance, the performance measure is Edison International common stock total shareholder return. If the average quarterly percentile ranking of Edison International's total shareholder return is less than the 60th percentile of that of the companies comprising the Dow Jones Electric Utilities Group Index, the dividend equivalents are reduced; if the Edison International total shareholder return ranking is less than the 25th percentile, the dividend equivalents are canceled. For rankings between the 60th and 25th percentiles, the dividend equivalents are prorated. For 1994 options, the total shareholder return measure is phased-in over a three-year period, after which a rolling three-year average is used. For 1995 options, total shareholder return will be measured at the end of the third year of the term to determine the portion of dividends earned for the entire term. Canceled or reduced dividend equivalents may be restored later in the option term if Edison International's cumulative total shareholder return ranking for the option term attains at least the 60th percentile. For dividend equivalents linked to Edison Capital performance, the performance measure is growth in economic value of Edison Capital as determined by formula. If Edison Capital's three-year compounded growth in economic value does not exceed its cost of equity plus 200 basis points, the dividend equivalents are reduced; if the growth in economic value is less than the cost of equity, the dividend equivalents are canceled. For performance between these levels, the dividend equivalents are prorated. The annual growth in economic value measure will be phased-in over a three-year period, after which a rolling three-year average will be applied. The 1994 Edison International stock options include dividend equivalents with both types of performance measures. Messrs. Bryson, Danner, Muller, Fohrer, Edgell and Ray received 46,000; 19,000; 4,100; 18,000; 3,300 and 20,000 Edison International options, respectively, with dividend equivalents based on Edison International total shareholder return. Messrs. Bryson, Danner and Fohrer received 6,200; 2,400 and 2,300 Edison International options, respectively, with dividend equivalents based on Edison Capital growth in economic value.

        Each Edison Mission Energy or Edison Capital phantom stock option may be exercised to realize any appreciation in the deemed value of one hypothetical share of Edison Mission Energy or Edison Capital stock over annually escalated exercise prices. The deemed values of the Edison Mission Energy and Edison Capital phantom stock are determined by formula linked to the value of Edison Mission Energy and Edison Capital portfolio investments less general and administrative cash costs. The deemed values are recalculated annually. For this purpose, 10 million shares of Edison Mission Energy stock and 5 million shares of Edison Capital stock are deemed to be outstanding. The Edison International Compensation and Executive Personnel Committee has reduced these amounts from 100 million shares and 50 million shares, respectively, to better correlate the number of Incentive Plan Options awarded to their relative present values.
        This modification does not affect the value of the awards. The Edison Mission Energy and Edison Capital phantom stock exercise prices are derived from escalating the values of the phantom stock on the date of grant by 12% and 10% per year, respectively, compounded annually. If the deemed value of a share of Edison Mission Energy or Edison Capital phantom stock exceeds the corresponding exercise price for any year during the option term, the executive may exercise an option right with respect to any portion of the vested phantom options during the 60-day exercise window in the second quarter of that year and be paid in cash the difference between the exercise price and the deemed value of the shares.
<page 11>

        The Incentive Plan Options have a ten-year term with one-third of the total award vesting after each of the first three years of the award term. The Incentive Plan Options are not transferable (except by will, the laws of descent and distribution, or domestic relations order). If an executive retires, dies, or is permanently and totally disabled during the three-year vesting period, the unvested Incentive Plan Options will vest and be exercisable to the extent of 1/36 of the grant for each full month of service during the vesting period. Unvested Incentive Plan Options of any person who has served in the past on the Edison International or SCE Management Committee will vest and be exercisable upon the member's retirement, death, or permanent and total disability. (Messrs. Bryson, Danner, Fohrer and Ray have served as members of the Management Committee.) Upon retirement, death or permanent and total disability, the vested Incentive Plan Options may continue to be exercised within their original terms by the recipient or beneficiary. If an executive is terminated other than by retirement, death or permanent and total disability, Incentive Plan Options which had vested as of the prior anniversary date of the grant are forfeited unless exercised within 180 days of the date of termination in the case of Edison International options, or during the next 60-day exercise window in the case of Edison Mission Energy or Edison Capital phantom stock options. All unvested Incentive Plan Options are forfeited on the date of termination. An executive on an unpaid leave of absence may be considered to be employed, except that any rights to any awards will be limited to the extent the award was vested at the commencement of the leave of absence.

(5)     Includes contributions to a vested defined contribution plan (the
        SSPP), and a supplemental plan for eligible participants who are affected by SSPP participation limits imposed on higher paid individuals by federal tax law, for Messrs. Bryson, Danner, Muller, Fohrer, Edgell, Ray and Frank in the following amounts: For 1995, $19,920; $10,270; $15,988; $8,310; $8,220; $8,400 and $0,
        respectively.  For 1994, $29,510; $13,158; $2,325; $10,030; $4,130;
        $10,740 and $0, respectively.  For 1993, $28,274; $2,385; $0; $8,069;
        $4,497; $9,892 and $0; respectively.

        Also includes preferential interest (that portion of interest that is considered under Securities and Exchange Commission ("SEC") rules to be at above-market rates) accrued on deferred compensation for Messrs. Bryson, Danner, Muller, Fohrer, Ray and Frank in the following amounts: For 1995, $119,821; $5,809; $1,533; $8,222;
        $7,901 and $2,719, respectively.  For 1994, $92,369; $0; $0; $0;
        $4,755 and $0, respectively.  For 1993, $99,700; $1,335; $25; $3,932;
        $5,406 and $0, respectively.

(6) Includes $22,683 and $36,222 for 1993 and 1995, respectively, which is the cost of providing Mr. Bryson's survivor benefits under the 1985 Deferred Compensation Plan. Also includes $42,776 for 1995, which is the cost of providing Mr. Bryson's benefits under the Executive Survivor Benefit Plan.

(7) Messrs. Danner and Fohrer were elected Edison International and SCE Executive Vice Presidents and Mr. Ray was elected SCE Executive Vice President effective June 1, 1995.

(8) Includes a deferred $50,000 special performance award in recognition of Mr. Fohrer's service as interim CEO of Edison Mission Energy in 1993.

(9) Mr. Edgell received this special performance award in recognition of his leadership in advancing the Paiton project in Indonesia in 1993.

(10) Mr. Frank was elected SCE President and Chief Operating Officer effective June 19, 1995. His salary, incentive award and the compensation described in footnotes (11) and (12) were made pursuant to the terms of his employment agreement.

(11)    Taxes reimbursed to Mr. Frank.

(12) In addition to the amount described in footnote (5) above, the amount shown also includes $115,000 paid to Mr. Frank to offset expenses resulting from joining SCE, $10,000 to assist with the transition of his financial, tax and estate planning affairs, $18,000 in miscellaneous relocation expenses and $250,000 credited to his deferred compensation plan account which will vest upon completion of five years of service.
<page 12>

                                              Option/SAR Grants Table

    The following table presents certain information regarding Edison International stock options and Edison Mission Energy and Edison Capital phantom stock options granted pursuant to the Incentive Plan during 1995 to the Named Officers. No SARs were granted under the Incentive Plan during 1995.

                                            OPTION/SAR GRANTS IN 1995(1)

                                                                                                                 Grant Date
                                                Individual Grants                                                   Value
-----------------------------------------------------------------------------------------                         ---------
(a)                                    (b)                   (c)             (d)                (e)                  (f)
                                    Number of            % of Total
                                   Securities           Options/SARs      Exercise                                  Grant
                                   Underlying            Granted to        or Base                                  Date
                                  Options/SARs            Employees         Price           Expiration             Present
Name                           Granted(#)(2)(3)(4)         in 1995          ($/Sh)            Date(5)            Value($)(6)
----                             ---------------         -----------     -------            ----------           -----------
John E. Bryson
  Edison International              120,000                 13%            14.5625          01/02/2005              614,400
  Edison Mission Energy              27,280                  7%            52.70            01/02/2005              125,215
  Edison Capital                     11,980                 17%            76.40            01/02/2005               89,371

Bryant C. Danner
  Edison International               40,000                  4%            14.5625          01/02/2005              204,800
  Edison Mission Energy               9,100                  2%            52.70            01/02/2005               41,769
  Edison Capital                      2,820                  4%            76.40            01/02/2005               21,037

Edward R. Muller
  Edison International               10,000                  1%            14.5625          01/02/2005               51,200
  Edison Mission Energy              43,190                 12%            52.70            01/02/2005              198,242

Alan J. Fohrer
  Edison International               45,000                  5%            14.5625          01/02/2005              230,400
  Edison Mission Energy               9,100                  2%            52.70            01/02/2005               41,769
  Edison Capital                      2,820                  4%            76.40            01/02/2005               21,037

Robert M. Edgell
  Edison International                5,200                  1%            14.5625          01/02/2005               26,624
  Edison Mission Energy              25,570                  7%            52.70            01/02/2005              117,366

Harold B. Ray
  Edison International               40,000                  4%            14.5625          01/02/2005              204,800

Stephen E. Frank
  Edison International               60,000                  7%            17.4375          01/02/2005              328,800

____________
(1) This table has been expanded to reflect all awards made under the Incentive Plan during 1995. In addition to Edison International stock options, it includes Edison Mission Energy and Edison Capital phantom stock options. The first award of phantom stock options made under the Incentive Plan was reported in last year's proxy statement in the table entitled "Long-Term Incentive Plans - Awards in Last Fiscal Year" ("LTIP Table") which is intended to show threshold, target and maximum payouts. The attributes of the phantom stock options fit the disclosure parameters of this table better than those of the LTIP Table because the phantom options are not awarded on the basis of threshold, target or maximum payouts. Like Edison International stock options, they are awarded on a present value basis as determined pursuant to the Black-Scholes stock option pricing model and the value paid to an executive will depend on appreciation in the value of the phantom share. The phantom stock options were designed to provide equity-based incentives specifically related to Edison Mission Energy and Edison Capital which could not otherwise be provided through ordinary stock options because their stocks are not publicly traded. Disclosure in this table provides more useful information to the shareholder, reduces redundant disclosure of plan terms and simplifies the proxy statement by disclosing all awards under the Incentive Plan in one table instead of two. For these
<page 13>
        reasons, this table has been expanded to include disclosure of the 1995 phantom stock option awards and will be used to disclose future phantom stock option awards in addition to Edison International stock option awards. Corresponding adjustments have been made to the "Aggregated Options/SAR Exercises in 1995 and FY-End Option SAR Values" table and the "Summary Compensation Table".

(2) Each Edison International option granted in 1995 may be exercised to purchase one share of Edison International Common Stock. The Edison International stock options include a dividend equivalent feature. A dividend equivalent account has been established for each executive receiving Edison International options. Dividend equivalents will be credited following the first three years of the option term if certain Edison International performance criteria discussed below are met. The amounts accumulate without interest. Dividend equivalents are payable in cash (or are applicable to the exercise price) only upon the exercise of the related option. They are forfeited if and when the related option is forfeited.

        The dividend equivalent performance criteria is measured by Edison International Common Stock total shareholder return. If the average quarterly percentile ranking of Edison International's total shareholder return is less than the 60th percentile of that of the companies comprising the Dow Jones Electric Utilities Group Index, the dividend equivalents are reduced; if the Edison International total shareholder return ranking is less than the 25th percentile, the dividend equivalents are canceled. For rankings between the 60th and 25th percentiles, the dividend equivalents are prorated. The total shareholder return is measured at the end of the initial three-year period and will set the percentage payable for the entire term. If less than 100% of the dividend equivalents are earned, the unearned portion may be restored later in the option term if Edison International's cumulative total shareholder return ranking for the option term attains at least the 60th percentile.

(3) Each Edison Mission Energy or Edison Capital phantom stock option may be exercised to realize any appreciation in the deemed value of one hypothetical share of Edison Mission Energy or Edison Capital stock over annually escalated exercise prices. The deemed values of the Edison Mission Energy and Edison Capital phantom stock are determined by formula linked to the value of Edison Mission Energy and Edison Capital portfolio investments less general and administrative cash costs. The deemed values are recalculated annually. For this purpose, 10 million shares of Edison Mission Energy stock and 5 million shares of Edison Capital stock are deemed to be outstanding. The Edison International Compensation and Executive Personnel Committee reduced these amounts from 100 million shares and 50 million shares, respectively, to better correlate the number of Incentive Plan Options awarded to their relative present values.
        This modification does not affect the value of the awards. The Edison Mission Energy and Edison Capital phantom stock exercise prices are derived from escalating the values of the phantom stock on the date of grant by 12% and 10% per year, respectively, compounded annually. If the deemed value of a share of Edison Mission Energy or Edison Capital phantom stock exceeds the corresponding exercise price for any year during the option term, the executive may exercise an option right with respect to any portion of the vested options during the 60-day exercise window in the second quarter of that year and be paid in cash the difference between the exercise price and the deemed value of the shares. The number of Edison Mission Energy or Edison Capital phantom stock options awarded to each Executive Officer was determined by dividing the calculated value of an Edison Mission Energy or Edison Capital phantom stock option into the present value target for the Edison Mission Energy and Edison Capital components of the Executive Officer's Incentive Plan award as established by the Edison International Compensation and Executive Personnel Committee with reference to peer group surveys discussed in its report below.

(4) The Incentive Plan Options are subject to a three-year vesting period with one-third of the total award vesting and becoming exercisable on January 2, 1996, January 2, 1997 and January 2, 1998. The Incentive Plan Options are not transferable (except by will, the laws of descent and distribution, or by domestic relations order). If an executive retires, dies, or is permanently and totally disabled during the three-year vesting period, the unvested Incentive Plan Options will vest and be exercisable to the extent of 1/36 of the grant for each full month of service during the vesting period. Unvested Incentive Plan Options of any person who has served in the past on the Edison International or SCE Management Committee will vest and be exercisable upon the member's
<page 14>
        retirement, death, or permanent and total disability. (Messrs. Bryson, Danner, Fohrer and Ray have served as members of the Management Committee.) Upon retirement, death or permanent and total disability, the vested Incentive Plan Options may continue to be exercised within their original term by the recipient or beneficiary. If an executive is terminated other than by retirement, death or permanent and total disability, Incentive Plan Options which had vested as of the prior anniversary date of the grant are forfeited unless exercised within 180 days of the date of termination in the case of Edison International options, or during the next 60-day exercise period in the case of Edison Mission Energy or Edison Capital phantom options. All unvested Incentive Plan Options are forfeited on the date of termination. An executive on an unpaid leave of absence may be considered to be employed, except that any rights to any awards will be limited to the extent the award was vested at the commencement of the leave of absence.

        If the outstanding shares of Edison International Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of Edison International, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in the number and kind of shares or other securities subject to the then outstanding Edison International options and the price for each share or other unit of any other securities subject to the then outstanding Edison International options without change in the aggregate purchase price or value as to which such options remain exercisable or subject to restrictions. Notwithstanding the foregoing, upon the dissolution, liquidation, reorganization, merger or consolidation of Edison International with one or more corporations as a result of which Edison International is not the surviving corporation, all Incentive Plan Options then outstanding will become vested and be exercisable unless provisions are made as part of the transaction to continue the Incentive Plan or to assume or substitute options of the successor corporation with appropriate adjustments as to the number of options.

        The Edison International Compensation and Executive Personnel Committee administers the Incentive Plan and has sole discretion to determine all terms and conditions of any grant, subject to plan limits, including the price thereof, which may not be less than the fair market value of the underlying Common Stock on the date of grant in the case of Edison International options. In addition, with the consent of the executive, the Compensation and Executive Personnel Committee may amend the terms of any award agreement, including the price of any option, the post-termination term, and the vesting schedule. The Compensation and Executive Personnel Committee may substitute cash equivalent in value to the Incentive Plan Options.

(5) The expiration date of the Incentive Plan Options is January 2, 2005; however, the final 60-day exercise period of the Edison Mission Energy and Edison Capital phantom stock options will occur during the second quarter of that year. The Incentive Plan Options are subject to earlier expiration upon termination of employment as described in footnote (4) above.

(6) The grant date value of each Edison International stock option was calculated as the sum of two numbers: the option value and the dividend equivalent value. The option value was calculated to be $1.91 per option share using the Black-Scholes stock option pricing model. In making this calculation, it was assumed that the average exercise period was eight years, the volatility rate was 17%, the risk-free rate of return was 7.93%, the dividend yield was 6.87% and the stock price and exercise price were $14.5625. Because of the different grant date in Mr. Frank's case, the option value was calculated to be $2.27 and it was assumed that the average exercise period was eight years, the volatility rate was 17%, the risk-free rate of return was 6.17%, the dividend yield was 5.73% and the stock price and exercise price were $17.4375. The aggregate grant date value represented by the Edison International option value for Messrs. Bryson, Danner, Muller, Fohrer, Edgell, Ray and Frank was $229,200; $76,400; $19,100; $85,950; $9,932; $76,400 and $136,200;
        respectively.
<page 15>

        The grant date present value of the dividend equivalents on each Edison International stock option granted in 1995 is calculated to be $3.21. This dividend equivalent value was calculated by (a) summing the dividends (without reinvestment) over the assumed eight-year duration of the related stock option at the annual dividend rate of $1.00 in effect on January 1, 1995, and (b) discounting that sum to its present value assuming a discount rate of 12.1%, which was SCE's authorized return on common equity in 1995. This calculation does not reflect any reduction in value for the risk that Edison International performance measures may not be met. The aggregate estimated grant date value represented by the dividend equivalents on the Edison International options granted in 1995 for Messrs. Bryson, Danner, Muller, Fohrer, Edgell, Ray and Frank was $385,200; $128,400; $32,100; $144,450; $16,692; $128,400 and $192,600, respectively. The calculation of the present value of the dividend equivalents is not a prediction of future dividends or dividend policy, and there is no assurance that the value of the dividend equivalents realized by an executive upon exercise of the related options will be at or near the value calculated as described above.

        The value of an Edison Mission Energy phantom option was calculated to be $4.59 using the Black-Scholes stock option pricing model assuming an average exercise period of eight years, a volatility rate of 16.7%, a risk-free rate of return of 7.93%, a dividend yield of 0% and an exercise price of $130.48. The value of an Edison Capital phantom stock option was calculated to be $7.46 using the Black-Scholes stock option pricing model assuming an average exercise period of eight years, a volatility rate of 13.8%, a risk-free rate of return of 7.93%, a dividend yield of 0% and an exercise price of $163.77. These assumptions are based on average values of a group of peer companies adjusted for differences in capital structure.

        The actual value that an executive may realize will depend on various factors on the date the option is exercised, so there is no assurance that the value realized by an executive will be at or near the grant date value estimated by the Black-Scholes model. The estimated values under that model are based on certain assumptions and are not a prediction as to future stock price.

Option/SAR Exercises and Year-End Value Table

    The following table presents certain information regarding the exercise of Edison International stock options and Edison Mission Energy and Edison Capital "phantom stock" options during 1995 by any of the Named Officers, and regarding unexercised options held at year-end 1995 by any of the Named Officers. No SARs were exercised during 1995 or held at year-end 1995 by any of the Named Officers.
<page 16>

                                      AGGREGATED OPTION/SAR EXERCISES IN 1995
                                            AND FY-END OPTION/SAR VALUES

(a)                                      (b)                (c)                   (d)                         (e)
                                                                               Number of
                                                                              Securities                   Value of
                                                                              Underlying                  Unexercised
                                                                              Unexercised                In-the-Money
                                                                             Options/SARs               Options/SARs at
                                       Shares                                at FY-End (#)(1)             FY-End ($)(1)(2)
                                      Acquired             Value            -------------------         --------------------
                                     on Exercise         Realized            Exercisable/                  Exercisable/
Name                                     (#)                ($)               Unexercisable                Unexercisable
----                                ------------         ---------           --------------               --------------

John E. Bryson
  Edison International                    --                 --             182,333/169,467               578,364/367,500
  Edison Mission Energy                   --                 --                3,313/33,907                           0/0
  Edison Capital                          --                 --                    0/11,980                           0/0

Bryant C. Danner
  Edison International                    --                 --               39,133/60,627                   150/122,500
  Edison Mission Energy                   --                 --                1,367/11,833                           0/0
  Edison Capital                          --                 --                     0/2,820                           0/0

Edward R. Muller
  Edison International                    --                 --               18,033/26,067                      0/30,625
  Edison Mission Energy                   --                 --                5,940/55,070                           0/0

Alan J. Fohrer
  Edison International                    --                 --               30,167/63,533                22,700/137,813
  Edison Mission Energy                   --                 --                1,300/11,700                           0/0
  Edison Capital                          --                 --                     0/2,820                           0/0

Robert M. Edgell
  Edison International                    --                 --               29,850/11,400                 76,527/15/925
  Edison Mission Energy                   --                 --                3,740/33,050                           0/0

Harold B. Ray
  Edison International                    --                 --               43,000/59,000                71,045/122,500

Stephen E. Frank
  Edison International                    --                 --                    0/60,000                      0/11,250

____________
(1) Each Edison International option may be exercised for one share of Edison International Common Stock at an exercise price equal to the fair market value of the underlying Common Stock on the date the
        option was granted.   For options granted  before 1994, and for
        10,000 options granted to Mr. Muller on January 3, 1994 pursuant to his employment agreement, dividend equivalents are accrued on each option at the same time and rate as would be payable on the number of shares of Edison International Common Stock underlying the option. For all other options granted in 1994, dividend equivalents are subject to reduction unless certain Edison International or Edison Capital performance criteria are met. Dividend equivalents for 1995 options are subject to reduction unless Edison International financial performance criteria are met. These amounts accumulate without interest and are payable in cash, or are applicable to the exercise price, only upon exercise of the related stock option.

        Each Edison Mission Energy or Edison Capital phantom stock option represents a right to exercise an option on one hypothetical share of Edison Mission Energy or Edison Capital phantom stock.

(2) Edison International options have been treated as "in-the-money" if the fair market value of the underlying stock at year-end 1995 exceeded the exercise price of the options reduced by accrued dividend equivalents on the related stock. The dollar amounts shown are the difference between the fair market value of the Edison International Common Stock underlying all unexercised in-the-money options at year-end 1995 and the exercise price of those options reduced by dividend equivalents
<page 17>
        accrued on the options at year-end 1995. If the dividend equivalents were not reflected in determining whether an option is in-the-money and were not included in determining the value of an option (i.e., they were not treated as reducing the exercise price), the aggregate value at year-end 1995 of all unexercised in-the-money options, exercisable and unexercisable, for Messrs. Bryson, Danner, Muller, Fohrer, Edgell, Ray and Frank was $26,784/$367,500; $0/$122,500;
        $0/$30,625; $0/$137,812; $0/$15,925; $0/$122,500 and $0/$11,250.

        Edison Mission Energy and Edison Capital phantom stock options are considered in the money if the deemed values of the Edison Mission Energy and Edison Capital phantom stock, which are determined annually by formula linked to project values, exceed prescribed exercise prices. Deemed values at year-end are not available until the second quarter of the following year. Therefore, amounts shown in Column (e) reflect deemed values at fiscal year-end for 1994, the most recent data available.

Retirement Benefits Table

    The following table presents estimated gross annual benefits payable upon retirement at age 65 to the Named Officers in the remuneration and years of service classifications indicated.

                                                PENSION PLAN TABLE(1)

                                                                     Years of Service
                              ----------------------------------------------------------------------------------
Remuneration                      10            15            20            25            30            35            40
------------                  ----------    -----------   -----------   -----------   -----------   -----------   -----------
   200,000                     50,000        67,500        85,000       102,500       120,000       130,000            140,000
   300,000                     75,000       101,250       127,500       153,750       180,000       195,000            210,000
   400,000                    100,000       135,000       170,000       205,000       240,000       260,000            280,000
   500,000                    125,000       168,750       212,500       256,250       300,000       325,000            350,000
   600,000                    150,000       202,500       255,000       307,500       360,000       390,000            420,000
   700,000                    175,000       236,250       297,500       358,750       420,000       455,000            490,000
   800,000                    200,000       270,000       340,000       410,000       480,000       520,000            560,000
   900,000                    225,000       303,750       382,500       461,250       540,000       585,000            630,000
 1,000,000                    250,000       337,500       425,000       512,500       600,000       650,000            700,000
 1,100,000                    275,000       371,250       467,500       563,750       660,000       715,000            770,000
 1,200,000                    300,000       405,000       510,000       615,000       720,000       780,000            840,000
 1,300,000                    325,000       438,750       552,500       666,250       780,000       845,000            910,000
 1,400,000                    350,000       472,500       595,000       717,500       840,000       910,000            980,000
 1,500,000                    375,000       506,250       637,500       768,750       900,000       975,000          1,050,000
 1,600,000                    400,000       540,000       680,000       820,000       960,000     1,040,000          1,120,000

____________
(1) Estimates are based on the provisions of the Employee Retirement Plan (the "Retirement Plan") and the Executive Retirement Plan (the "ERP"), with the following assumptions: (i) SCE's present Retirement Plan will be maintained, (ii) optional forms of payment which reduce benefit amounts have not been selected, and (iii) any benefits in excess of limits contained in the Internal Revenue Code of 1986 (the "Code") and any incremental retirement benefits attributable to consideration of the annual bonus or participation in SCE's deferred compensation plans will be paid out of the ERP as unsecured obligations of SCE.

    The Retirement Plan and ERP provide monthly benefits at normal retirement age (65 years) based on a unit benefit for each year of service plus a benefit determined by a percentage ("Service Percentage") of the average of the executive's highest 36 consecutive months of regular salary and, in the case of the ERP, the average of the highest three bonuses in the last five years prior to attaining age 65. The Service Percentage is based on 1-3/4% per year for the first 30 years of service (52-1/2% upon completion of 30 years' service) and 1% for each year in excess of 30. Individuals hired prior to September 1, 1978 are grandfathered into the benefit provisions of the Retirement Plan and ERP as they were then constituted. These grandfathering provisions may provide slightly higher benefits for individuals who have less than 22.7 years of service. Executive Officers earn an additional 0.75% service percentage for each year of service up to 10 years. The actual benefit determined by the Service Percentage would take into account the unit benefit and be offset by up to 40% of the executive's primary Social Security benefits. For management and administrative employees in service on or after January 1, 1988 (represented employees after January 1, 1989), accrual of years of credited
<page 18>
service occurs without regard to attainment of age 65. Periods during which participants receive benefits under the Long-Term Disability Plan also count for credit under the Retirement Plan and ERP.

    The normal form of benefit is a life annuity with a 50% survivor benefit following the death of the participant. Retirement benefits are reduced for retirement prior to age 61. The amounts shown in the Pension Table above do not reflect reductions in retirement benefits due to the Social Security offset or early retirement.

    Messrs. Danner, Fohrer and Edgell have elected to retain coverage under a previous benefit program. This program provided, among other benefits, the post-retirement benefits discussed in the following section. The ERP benefits provided in the previous program are less than the benefits shown in the pension table. To determine these reduced benefits, multiply the dollar amounts shown in each column by the following factors: 10 years of service - 70%, 15 years - 78%, 20 years - 82%, 25 years - 85%, 30 years
- 88%, 35 years - 88%, and 40 years - 89%.

    For purposes of the ERP, as of December 31, 1995, Mr. Bryson had completed 11 years of service, Mr. Danner--13 years, Mr. Muller--2 years, Mr. Fohrer--22 years, Mr. Edgell--25 years, Mr. Ray--25 years and Mr. Frank--1.25 years.

Other Retirement Benefits

    Additional post-retirement benefits are provided pursuant to the Income Continuation Plan and the Survivor Income/Retirement Income Plan under the Executive Supplemental Benefit Program. For purposes of determining the estimated annual benefits payable under these plans upon retirement at normal retirement age for each of the Named Officers, which is dependent upon final compensation, the highest compensation level in the "Pension Plan Table" above ($1.60 million) has been used in the examples which follow.

    The Income Continuation Plan provides a post-retirement survivor benefit payable to the beneficiary of the Executive Officer following his or her death. The benefit is approximately 24% of final compensation (salary at retirement and the average of the three highest bonuses paid in the five years prior to retirement) payable for ten years certain. If a Named Officer's final annual compensation were $1.60 million, the beneficiary's estimated annual survivor benefit would be $384,000. Messrs. Danner, Fohrer and Edgell have elected coverage under this program.

    The Survivor Income/Retirement Income Plan provides a post-retirement survivor benefit payable to the beneficiary of the Executive Officer following his or her death. The benefit is 25% of final compensation (salary at retirement and the average of the three highest bonuses paid in the five years prior to retirement) payable for ten years certain. At retirement, an Executive Officer has the right to elect the Retirement Income benefit in lieu of the Survivor Income benefit. The Retirement Income benefit is 10% of final compensation (salary at retirement and the average of the three highest bonuses paid in the five years prior to retirement) payable to the Executive Officer for ten years certain immediately following retirement. If a Named Officer's final annual compensation were $1.60 million, the beneficiary's estimated annual survivor benefit would be $400,000. If a Named Officer were to elect the Retirement Income benefit in lieu of Survivor Income and had final annual compensation of $1.60 million, the Named Officer's estimated annual benefit would be $160,000. Messrs. Danner, Fohrer and Edgell have elected coverage under this program.

    The 1985 Deferred Compensation Plan provides a post-retirement survivor benefit. This plan allowed eligible participants in September 1985 to voluntarily elect to defer until retirement a portion of annual salary and annual bonuses otherwise earned and payable for the period October 1985 through January 1990. Messrs. Bryson and Ray participate in this plan.
The post-retirement survivor benefit is 50% of the annual deferred compensation payable from the participant's account. Survivor benefit payments begin following completion of the participant's deferred compensation payments. If the named beneficiary is the executive's spouse, then survivor benefits are paid as a life annuity, five years certain; the benefit amount will be reduced actuarially if the spouse is more than five years younger than the executive at the time of the executive's death. If the beneficiary is not the spouse, then benefits are paid
<page 19>
for five years only. The annual amounts payable to the surviving beneficiaries of Messrs. Bryson and Ray at age 65 are $1,260,020, and $46,329, respectively.

Employment Contracts and Termination of Employment Arrangements

    Mr. Danner executed an employment agreement when he joined Edison International and SCE as Senior Vice President and General Counsel in 1992. Upon commencement of his employment, Mr. Danner was conditionally credited with ten years of service with SCE and Edison International for purposes of determining benefits under the ERP, and he will accrue one year of service for each actual year of employment he completes. After three years of service was completed in 1995, the conditionally credited years were vested, so any subsequent severance will be treated as a retirement for all executive benefit programs. In addition, Edison International and SCE have agreed to use their best efforts to make available health care coverage until Mr. Danner and his spouse reach age 65 with Edison International and SCE bearing the cost over the amount an SCE retiree would bear for coverage in the SCE group plan with the highest deductible.

    Mr. Frank executed an employment agreement when he joined SCE as President and Chief Operating Officer and as a member of the Board of Directors of Edison International and SCE on June 19, 1995. The agreement set his initial annual salary at $500,000 with subsequent adjustments to be based on performance reviews. It provided for a 1995 incentive award of $150,000 and an initial award of 60,000 nonqualified Edison International stock options with dividend equivalents linked to company performance with an exercise price equal to the fair market value of the stock on the date of grant, $17.4375. Mr. Frank was paid $197,100 ($115,000 after taxes) to offset expenses resulting from joining SCE. For purposes of the ERP, he will be credited with 1.25 years of service for each year of actual service up to ten years. A deferred compensation plan account was established pursuant to the agreement and credited with $250,000 which will vest when Mr. Frank completes 5 years of service.
Full relocation expenses including $20,000 in miscellaneous expenses were provided including the purchase of Mr. Frank's Florida home at its fair market value. A one-time payment of $10,000 was made to assist with the transition of his financial, tax and estate planning affairs. Two club memberships are included along with the company's regular executive and employee benefits. If Mr. Frank is terminated involuntarily (other than for cause), he will receive a severance payment equal to one year's salary plus an annual incentive award, the deferred compensation plan credit discussed above will be vested on a pro rata basis, the initial nonqualified stock option grant will be fully exercisable (if termination occurs after one year of service), and the additional service credit will be counted for purposes of determining whether the five years of service necessary to receive retirement benefits under the Executive Retirement Plan have been attained.

    Mr. Muller executed an employment agreement when he joined Edison Mission Energy as President and Chief Executive Officer in August 1993. The agreement established his annual rate of salary for 1993 and 1994 at $300,000. It provided for an incentive award of $125,000 payable in early 1994 when other incentive awards were paid to Executive Officers for 1993 performance. The agreement provided he would be granted 20,000 Edison International stock options under the Incentive Plan in August 1993 and an additional 10,000 Edison International stock options in January 1994 with exercise prices equal to the fair market value of the stock on the dates of grant. (The fair market value of the stock on those dates was $24.4375 and $20.1875, respectively.) It also provided that for exceptional 1994 performance, Mr. Muller would be eligible for an annual incentive award with a maximum potential value equivalent to his annual salary. If Mr. Muller's service had terminated prior to 1995 for reasons other than cause, he would have received a $400,000 severance payment and the Edison International stock options previously granted would have been fully vested and exercisable.
<page 20>

Other Management Transactions

    In 1994, SCE loaned Owens F. Alexander, Jr., an Executive Officer of SCE, $100,000 in connection with his purchase of a principal residence following his relocation to the Southern California metropolitan area. Under the provisions of the loan, one-seventh of the original principal amount will be forgiven March 1st of each year if Mr. Alexander remains employed on that date. The loan is interest-free during Mr. Alexander's employment; however, if his employment terminates before the end of the seven-year loan term, the entire principal balance owing on that date will be due and payable within 90 days. Interest will accrue on any remaining principal balance at the Bank of America Prime Interest Rate after 90 days. The largest aggregate amount of indebtedness outstanding under the loan during 1995 was $100,000.

    In 1994, Edison Mission Energy made a loan to S. Daniel Melita, Senior Vice President, in the amount of $150,000 in exchange for a note executed by Mr. Melita and payable to Edison Mission Energy at seven percent (7%) interest, with annual interest only payments. The note was originally due and payable by May 1, 1997. Mr. Melita was named President of Edison Mission Energy - Europe and transferred to its European headquarters in May, 1995. Edison Mission Energy agreed to defer payment on the loan until five years from the effective date of the international assignment. At that time, a lump sum payment of principal and accrued interest will be due. In the event Mr. Melita's employment relationship with Edison Mission Energy is terminated prior to the due date of the note, the entire unpaid principal balance together with accrued interest will be payable within 90 days of Mr. Melita's departure date. The largest aggregate amount of indebtedness outstanding under the loan during 1995 was $160,500.

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEES' REPORT ON EXECUTIVE COMPENSATION(1)

    The Edison International and SCE Compensation and Executive Personnel Committees ("Committees"), have responsibility for all executive compensation programs of the companies. The Committees are composed of the same non-employee directors named at the end of this report.

    The Committees met jointly to consider executive compensation matters for 1995. The Edison International Committee determines salaries and administers the annual incentive plan for Edison International officers. The SCE Committee determines salaries and administers the annual incentive plan for SCE officers. The salaries and annual incentive awards of the officers of other Edison International subsidiaries ("Subsidiaries") are determined by their respective boards of directors. However, the Edison International Committee reviews the salaries and annual incentive awards of the Executive Officers at the Subsidiaries to ensure consistency with overall Edison International compensation policies. In addition, the Edison International Committee administers the Edison International Officer Long-Term Incentive Compensation Plan ("Incentive Plan") pursuant to which stock options and phantom stock options may be awarded.

Compensation Policies

    The executive compensation programs of Edison International, SCE and the Subsidiaries are designed by the Committees to achieve three fundamental objectives: (1) attract and retain qualified

____________
(1) Notwithstanding anything to the contrary contained in any document filed by Edison International or SCE with the Securities and Exchange Commission, or elsewhere, this report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 ( the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent Edison International or SCE specifically incorporate this report by reference therein, and shall not be deemed soliciting material or otherwise be deemed filed under either of such acts.
<page 21>
executives; (2) motivate performance to achieve specific strategic objectives of the companies; and (3) align the interests of senior management with the long-term interests of the companies' shareholders.
At present, the basic components of the companies' executive compensation program are base salaries, annual incentive compensation (bonuses), stock options and phantom stock options. The companies also provide broad-based employee benefit plans and certain other executive benefit plans.

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to their chief executive officers and the four other most highly compensated
executive officers.   The Committees believe that all compensation paid
to the Executive Officers for services rendered through 1995 is fully deductible. The Committees' general intent is to design and administer the Edison International and SCE compensation programs in a manner that will preserve the deductibility of compensation payments to Executive Officers. However, the Committees may authorize compensation which is not deductible where it seems appropriate to do so in the overall best interests of the companies, and consistent with the Committees' other compensation policies described above.

1995 Compensation Actions

    For the past several years, the Committees have based their compensation actions for the companies on data gathered through independent surveys of peer group companies. The Committees utilize independent compensation consultants to annually review and identify the appropriate comparison companies and to obtain and evaluate current executive compensation data for SCE and the Subsidiaries. Comparison utility companies for the utility peer group are selected on the basis of total assets, net sales, business focus and regulatory climate. For 1995 SCE planning, a utility peer group of 15 companies was utilized along with a new deregulating peer group developed in recognition of Edison International's ongoing process of deregulation. The deregulating peer group includes 29 companies in the natural gas, banking, telecommunications and railroad industries and was used only for purpose of targeting SCE's long-term incentives as described below. Although these peer groups differ from the Dow Jones Electric Utilities Group Index depicted in the Stock Performance Graph, all but one of the 15 companies comprising the utility peer group are included in the index, and the Committees believe that together, the two peer groups utilized provide the most comparable and relevant compensation data obtainable for Edison International and SCE in view of the companies' changing business environment. Selecting peer groups for the Subsidiaries was accomplished by a similar process geared to identifying appropriate comparison companies in their respective industries.

    The Committees' strategy for 1995 compensation planning was established in December 1994 to generally target fixed compensation (salary and benefits) for SCE at the median level of the utility peer group. Target annual incentive award opportunities were set for SCE, and a maximum incentive award opportunity of 150% of target levels was established for significant performance exceeding target levels consistent with the Committees' objective of using performance-based incentives to provide the potential to earn targeted total cash compensation at the 75th percentile of the utility peer group. Target long-term incentive award opportunities at SCE were adjusted upward one-third of the difference in survey values between the 75th percentile of the utility peer group and the median of the deregulating peer group. The Subsidiaries also targeted salary and benefits at the median level of their respective peer groups, but placed greater emphasis on incentive compensation by setting the maximum incentive opportunity at 200% of target for significant performance exceeding target levels. The Committees may deviate above and below established targets in individual cases as deemed appropriate in their discretion.

Base Salaries

    The Committees reviewed the base salaries for Mr. Bryson and the other Executive Officers at the end of 1994. As reported last year, 1994 had been a difficult year for Edison International in terms of total shareholder return, and for the electric utility industry as a whole. Largely because of this, and although Edison International and SCE had met nearly all of their performance targets, Mr. Bryson recommended that most SCE officers, including himself, receive no 1995 base salary increases. After careful consideration, the Committees adopted Mr. Bryson's recommendation. The base salary
<page 22>
component of Mr. Bryson's compensation therefore remained at $664,000 which was below the average of the CEOs of the utility peer group. The Committees approved base salary adjustments averaging 2.6% for the other Executive Officers at Edison International and SCE.

    Effective June 1, 1995, Mr. Danner and Mr. Fohrer were elected Executive Vice Presidents of Edison International and SCE and Mr. Ray was elected an Executive Vice President of SCE. Three vice presidents of SCE were elected senior vice presidents. Promotional salary adjustments averaging 9.4% for these officers were approved by the Committees consistent with the objectives discussed above. The Committees also approved the terms of employment of Mr. Frank, who was elected President and Chief Operating Officer of SCE effective June 19, 1995.

    In December of 1994, the Edison International Committee also reviewed the base salaries of the Executive Officers at the Subsidiaries. Salary actions taken by their respective boards of directors were examined in light of the performance of the companies and survey data of competitive firms to assure conformance with overall Edison International compensation policies. The Committees approved salary increases for Executive Officers at the Subsidiaries averaging 6.3% at Edison Mission Energy and 12.75% at Edison Capital.

    After 1995 salary adjustments and promotions are taken into account, the base salaries of 15 of the 32 Executive Officers at Edison International, SCE and the Subsidiaries are at or below median levels of their respective peer groups and 17 are above median levels.

Incentive Compensation Awards for 1995 Performance

    Annual incentive compensation is determined on the basis of overall corporate performance and the Committees' assessment of the individual Executive Officer's performance. Target incentive awards for Executive Officers under SCE's plan for 1995 ranged from 35% of base salary for vice presidents to 70% of base salary for Mr. Bryson. Maximum opportunity levels at SCE were set at 150% of target award levels. At Edison Mission Energy and Edison Capital, 1995 target awards for Executive Officers ranged from 40% of base salary for senior vice presidents to 60% of base salary for the Presidents. Maximum opportunity levels at the Subsidiaries were set at 200% of target award levels. Awards are made in the judgment of the Committees taking into account overall company results as guided by the specific performance objectives described below. The Committees generally allocated the incentive award opportunities of Mr. Bryson, Mr. Danner and Mr. Fohrer among the companies on a relative size basis: SCE - 75%, Edison Mission Energy - 15%, and Edison Capital - 10%.

    A 1995 SCE Corporate Achievement Agenda with specific quantitative goals was adopted by the SCE Committee at the beginning of the year. No particular weight was assigned to the objectives.

o Competitive Performance: Manage company costs and generation costs below specified cents per kilowatt hour levels.

o Customer Value: Offer additional specified energy investment and financing options, flexible pricing options and additional billing options; keep customer satisfaction survey levels above a specified percentile.

o Regulatory Results: Secure approval of the General Rate Case settlement and a successful outcome in the performance based ratemaking proceeding for transmission/distribution; make maximum feasible progress within the regulatory schedule toward adoption of performance based ratemaking for generation, adoption of a principled industry restructure and resolution of the Biennial Resource Planning Update (BRPU) at the lowest feasible customer cost.

o Team Performance: Achieve a specified level of employees' understanding of industry change and their role in meeting customer expectations and the competitive challenge and reduce lost-time accidents by a specified percentage.
<page 23>

o Shareholder Value: Earn within a specified range of authorized return and achieve a specified level of new/expanded revenue.

o Regional Leadership: Retain/expand energy efficient sales by a specified kilowatt hour level through business retention/expansion programs, bypass mitigation and electric technology solutions. Support commercialization of electric transportation through construction of a specified number of charging installations and reduce residential installation cost by a specified percentage. Facilitate use of a specified number of electric vehicles within SCE territory.

    The Edison Mission Energy and Edison Capital incentive awards were based on specific goals related to four equally-weighted performance measures. Edison Mission Energy goals were net income, value added, operating cash flow and department/individual performance. Edison Capital goals were net income, value added, return on equity and department/individual performance.

    The Committees met in February 1996 to evaluate each company's performance and to determine the 1995 annual incentive awards for Executive Officers. They considered whether the stated 1995 objectives for each performance goal were attained and reviewed other significant events during the year. The Committees determined that the overall 1995 results achieved at SCE were excellent. Most SCE objectives were fully achieved. The Subsidiaries also had outstanding performance during 1995, meeting or exceeding their performance targets.

    Mr. Bryson was eligible for a maximum 1995 incentive award of $755,400. The Committees approved an award of $650,800 which was 86% of his maximum award potential. In addition to evaluating Mr. Bryson's overall performance as measured by the companies' excellent results in relation to the specific performance goals discussed above, the Committees' subjective assessment of his performance as CEO was considered. Factors found to be particularly significant for 1995 were Mr. Bryson's management of the regulatory process, the internal restructuring of SCE and his leadership in setting the strategic direction of the Subsidiaries.

    The 1995 annual incentive awards for the other Executive Officers at SCE averaged 81% of maximum. The 1995 annual incentive awards for the Executive Officers at Edison Mission Energy and Edison Capital averaged
83% of maximum.

Long-Term Compensation Awards

    Long-term compensation is comprised of stock options and phantom stock options under the Incentive Plan. This plan is designed to align the long-term interests of senior management and the companies' shareholders and reward Executive Officers for delivering long-term value to the shareholders of the companies.

    For 1995, the Edison International Committee granted ten-year nonqualified Edison International Common Stock options with dividend equivalents linked to Edison International performance ("Edison International Options"), Edison Mission Energy phantom stock options and/or Edison Capital phantom stock options. The Incentive Plan award opportunities of Mr. Bryson, Mr. Danner and Mr. Fohrer were allocated between the companies on the same basis as the annual incentive awards. Approximately 80% of the Incentive Plan award opportunities of Executive Officers of the Subsidiaries were allocated to their respective companies' options, with the balance allocated to Edison International Options. Options were awarded to Executive Officers at the discretion of the Committee and are not formula-driven. The number and value of options granted in prior years was not a factor in the current year award determination. Edison International Options covering a total of 602,500 shares, at an option price of $14.5625 per share were granted to Executive Officers in January 1995. Edison International Options covering 20,000 and 60,000 shares were granted to two new Executive Officers in April 1995 and June 1995 at option prices of $15.50 and $17.4375 per share, respectively. Edison Mission Energy phantom options covering a total of 182,660 shares were granted to Executive Officers in January 1995 at a base price of $52.70 per share. Edison Capital phantom options covering a total of 48,930 shares were granted to Executive Officers in January 1995 at a base price of $76.40 per share.
<page 24>

    The Edison International Committee approved a January 1995 Incentive Plan award to Mr. Bryson of 120,000 Edison International Options with dividend equivalents linked to Edison International performance, 27,280 Edison Mission Energy phantom options and 11,980 Edison Capital phantom options. This award reflects the Committee's commitment to link a significant portion of Mr. Bryson's compensation directly to the value provided to shareholders by Edison International stock and dividends and to the relative value provided to Edison International by its three major subsidiaries. The target values established and the actual options granted to Mr. Bryson and the other Executive Officers were consistent with the Committees' strategy described above.

         Compensation and Executive Personnel Committees of the Edison International and SCE Boards of Directors

                  Charles D. Miller                  Joseph J. Pinola
                    (Chair)                          Thomas C. Sutton
                  Camilla C. Frost                   Daniel M. Tellep
                  Luis G. Nogales

February 15, 1996



Compensation and Executive Personnel Committee Interlocks and Insider Participation

    The Compensation and Executive Personnel Committee members whose names appear on the Committees' Report above were members of the Committees during all of 1995 except for Mr. Sutton who joined the Committees on April 20, 1995. Under applicable SEC rules, there were no interlocks or insider participation on the Committees.
<page 25>

Stock Performance Graph(1)(2)

    Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return for the last five fiscal years on the Edison International Common Stock (assuming an initial investment of $100 on December 31, 1990), based on the market price of the Common Stock and assuming dividend reinvestment, with the cumulative total return for the last five fiscal years of companies in the Standard and Poor's 500 Stock Index ("S&P 500") and the Dow Jones Electric Utilities Group Index ("Dow Utilities"). The Dow Utilities contains 48 utility companies that are electric or combination (electric and gas) companies. Both indices are published daily in The Wall Street Journal. Edison International is included in both the S&P 500 and the Dow Utilities.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG EDISON INTERNATIONAL, THE S & P 500 INDEX
                  AND THE DOW JONES ELECTRIC UTILITIES INDEX


                                                                                 Cumulative Total Return
                                                                 ------------------------------------------------------
                                                             1990       1991       1992       1993       1994       1995
                                                             ----       ----       ----       ----       ----       ----
SCEcorp                                                       103        136        136        131        104        127

S & P 500                                                      97        126        136        150        152        215

D J Electric Utilities                                        102        132        141        158        138        178




* $100 invested on December 31, 1990, in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

------------
(1) Notwithstanding anything to the contrary contained in any document filed by Edison International or SCE with the SEC or elsewhere, this graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent Edison International or SCE specifically incorporates this graph by reference therein, and shall not be deemed soliciting material or otherwise be deemed filed under either of such Acts.

(2) The historical stock performance depicted on the graph is not necessarily indicative of future performance. The Companies will not make or endorse any predictions as to future stock performance or dividends.
<page 26>

Certain Additional Affiliations and Transactions of Nominees and Executive Officers

    Mr. Olson is a Senior Partner of the law firm of Munger, Tolles and Olson, which provided legal services to Edison International and SCE in 1995.

    In 1995, WRG, a management consulting firm of which Mr. John Danner is a partner, was paid $225,391.60 by SCE and $729,866.40 by Edison
International for consulting services provided in late 1994 and 1995. Mr. Danner is the brother of Bryant C. Danner, Executive Vice President and General Counsel of Edison International and SCE.

    Edison International and SCE believe that any transactions described above are comparable to those which would have been undertaken under similar circumstances with nonaffiliated entities or persons.

Compliance with Section 16(a) of the Exchange Act

    Section 16(a) of the Exchange Act requires Edison International's and SCE's respective Directors and Officers, and persons who own more than 10% of a registered class of Edison International's or SCE's respective equity securities, to file reports of ownership and changes in ownership of such equity securities with the SEC and the New York Stock Exchange, Inc. Directors, Officers and greater than 10% shareholders are required by SEC regulations to furnish Edison International or SCE, as the case may be, with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the respective companies, or written representations that no Forms 5 were required, Edison International and SCE, believe that from January 1, 1995 through December 31, 1995, their Directors, Officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that one report covering one transaction was filed late by Carl Huntsinger, Director, and one report covering one transaction was filed late by Bruce Foster, SCE officer. Each transaction was in Edison International Common Stock. In addition, the initial report on Form 3 was filed late by Ashraf J. Dajani, Edison Capital officer.

Committees and Compensation of the Boards of Directors

    The Committees of each of the Edison International and SCE Boards are the Audit Committee, Compensation and Executive Personnel Committee, Executive Committee, Finance Committee and Nominating Committee. The major functions of each of these committees are described briefly below. The composition of each committee is the same for Edison International and SCE.

    Audit Committees. Each Audit Committee meets regularly with the management of Edison International or SCE, as applicable, the independent public accountants and the internal auditors to make inquiries regarding the manner in which the responsibilities of each are being discharged and reports thereon to the Edison International or SCE Board, as applicable. In addition, each Audit Committee recommends to the Edison International or SCE Board, the annual appointment of the independent public accountants with whom the Audit Committee reviews the scope of audit and other engagements and the related fees, the accounting principles being applied by Edison International or SCE in financial reporting, the scope of internal financial auditing procedures and the adequacy of internal accounting controls.

    Compensation and Executive Personnel Committees. Each Compensation and Executive Personnel Committee periodically reviews the performance and compensation of the Edison International or SCE Executive Officers, as applicable, and approves appropriate adjustments which are reported to the Edison International or SCE Board. The Committees also participate in executive succession planning and management development. Additional information as to the Committees' duties are described in the "Compensation and Executive Personnel Committees' Report on Executive Compensation" above.
<page 27>

    Executive Committees. Each Executive Committee is empowered to exercise the authority of the Edison International or SCE Board, as applicable, in the management of the business and the affairs of Edison International or SCE, between meetings of the Edison International or SCE Board, except to the extent limited by the California General Corporation Law.

    Finance Committees. Each Finance Committee regularly reviews the financial structure of their respective company. In addition, the Edison International Finance Committee reviews the financial planning process and investment outlook for Edison International and its nonutility subsidiaries, and approves certain committed investments. The SCE Finance Committee reviews the five year capital expenditure outlook, financing plans, total revenue requirements and earnings trends of SCE as well as approving certain capital projects.

    Nominating Committees. Each Nominating Committee periodically consults with the management of Edison International or SCE, as applicable, reviews suggestions of candidates for Director made by shareholders and makes recommendations regarding the composition of the Edison International or SCE Board and selection of individual candidates for election as Directors. Suggestions by shareholders for candidates should be submitted in writing, accompanied by biographical material for evaluation and sent to the office of the Secretary, Edison International and/or SCE, P.O. Box 800, Rosemead, California 91770.

    Compensation of Directors. During 1995, each Director who was not an Executive Officer of Edison International or SCE received $20,000 plus $1,500 for each meeting attended. Each Director who was not an Executive Officer and was a member of an Executive Committee received $2,000 in 1995 plus $1,000 for each meeting of that Committee attended. Each Director who was not an Executive Officer and was a member of an Audit Committee, Finance Committee, Compensation and Executive Personnel Committee or Nominating Committee received $1,000 for each meeting of those Committees attended. Each Director who was not an Executive Officer and was a Chairman of any of the Committees received $3,000 in 1995.

    Since each Director serves on both Edison International and SCE Boards and the same committees of each Board, the yearly retainers and meeting fees described above represent aggregate amounts for such service on both the Edison International and SCE Boards, except that separate meeting fees are paid for each meeting of one of the Edison International or SCE Boards, or one of the committees, that is not held in conjunction with a meeting of the corresponding Board or committee. It is the usual practice of Edison International and SCE that meetings of the Edison International and SCE Boards, and of corresponding committees, are held in conjunction with each other and a single meeting fee is paid to each Director for each set of meetings.

    Pursuant to the Edison International Director Incentive Compensation Plan, which was approved by the Edison International shareholders in 1992, each Director of Edison International and SCE is automatically granted 200 shares of Edison International Common Stock upon election or reelection to their respective Boards. Directors serving on both Boards receive only one award per year.

    Edison International and SCE maintain identical retirement plans for Directors. Under the terms of the plans, retiring or resigning Directors in good standing with at least five years of service on the Edison International or SCE Board are entitled to receive an annual retirement benefit in the amount of the yearly retainer plus an amount equal to the meeting fee times the number of regularly scheduled Board meetings, as in effect on the date of termination of service. Payments commence at age 65, or if later, upon retirement from the Edison International or SCE Board. These amounts will be paid quarterly to the retired or resigned Director (or, upon death, to his or her spouse) for an interval equal to the term of service on the Edison International or SCE Board. Upon the death of a Director without a surviving spouse, or upon the death of a Director's surviving spouse, a lump sum equal to the amount of any remaining benefits will be paid to his or her estate. Simultaneous service on both Boards does not duplicate benefits earned under the plans.
<page 28>

    Under the terms of the SCE 1985 Deferred Compensation Plan for SCE Directors who were on the Board and enrolled in the Plan in September 1985, Directors were eligible to defer up to $94,350 of their compensation from October 1, 1985 through December 31, 1989. These amounts are deferred until the participant ceases to be a Director, dies or attains a predetermined age of at least 65, but no greater than 72. The account may be paid in installments of 10 or 15 equal annual installments or 120 or 180 equal monthly installments. If a participant dies before payments have begun, his or her beneficiary will receive the account payments over the term elected by the participant. In addition, the beneficiary will receive annual payments equal to 75% of the participant's total deferred commitment for ten years. If a participant dies after payments have begun, the remainder of his or her account will continue to be paid to the
beneficiary.   Following the completion of these payments, if the
beneficiary is the surviving spouse, the person will be entitled to a five-year certain life annuity equal to 50% of the payments the participant had been receiving. If the beneficiary is someone other than a spouse, such payments will be made for five years only. Preferential interest (interest considered under SEC rules to be at above-market rates) in the amounts of $12,969; $12,969; $17,441; $17,441; $12,969; $17,441 and
$17,441 was credited to the 1985 Deferred Compensation Plan accounts of Messrs. Barker, Gerken, Huntsinger, Rosser, Segerstrom, Zapanta and Mrs. Hanley, respectively, in 1995. (Messrs. Barker, Gerken and Segerstrom retired from the Boards of Directors in 1995.) All amounts payable under this plan are treated as unsecured obligations of SCE.

    Directors are eligible to defer up to 100% of their Board compensation, including any retainers, and any meeting fees under the Edison International Director Deferred Compensation Plan. Sponsorship of this plan was assumed by Edison International in 1995, consolidating previous plans with respect to active directors. A grantor trust was also adopted to fund the deferred compensation liability. Amounts may be deferred until a specified year, retirement, death or discontinuance of service as a Director. Compensation deferred until a specified year may be paid as a single lump sum or in 12 monthly payments. Compensation deferred until retirement or death may be paid as a single lump sum, in monthly installments of 60, 120, or 180 months, or in a combination of a partial lump sum and installments. Compensation deferred until discontinuance of service as a Director may be paid as a single lump sum or in three annual installments. Preferential interest (interest considered under the SEC rules to be at above-market rates) in the amounts of $2,391; $989; $4,047; $5,352; $174; $5,600; $2,842; $5,231; $556; $1,630; $6,379 and $376 was
credited to the Edison International Deferred Compensation Plan accounts of Messrs. Allen, Barker, Gerken, Huntsinger, Olson, Rosser, Segerstrom, Shannon, Smith, Watkins, Zapanta and Mrs. Hanley, respectively, in 1995. All amounts payable under these plans are treated as unsecured obligations of Edison International.

    In 1990, following his retirement as Chairman of the Board, President and Chief Executive Officer, Mr. Allen entered into a consulting agreement with Edison International and SCE. In 1995, the final year of the agreement, Mr. Allen received $250,000 as compensation for his services. During 1995, Mr. Allen's services included providing advice and counsel on financial and governmental relations matters.

Meetings and Attendance

    During 1995, the Edison International and SCE Audit Committees met three times each, the Finance Committees met two times each, the Compensation and Executive Personnel Committees met four times each, the Nominating Committees met once and the Edison International Executive Committee met twice. The Edison International Board and the SCE Board each met eight times during 1995.

    During 1995, all Directors attended 75% or more of the aggregate total meetings of the Edison International and SCE Boards and Committees on which they served.
<page 29>

Stock Ownership of Certain Shareholders

    The following table presents certain information regarding shareholders who are known to Edison International or SCE to be beneficial owners of more than 5% of any class of Edison International's or SCE's voting securities as of December 31, 1995:

                                                                                                 Amount and
                                                                                                  Nature of
                                                                                                 Beneficial           Percent
Class of Stock                              Name and Address of Shareholder                     Ownership(1)         of Class
--------------                              -------------------------------                     ------------         ---------

SCE Common Stock                            Edison International                               434,888,104(2)          100%
                                            2244 Walnut Grove Avenue
                                            Rosemead, California 91770

Edison International Common Stock           First Interstate Bancorp                            48,501,813(3)          9.14%
                                            633 W. Fifth Street
                                            Los Angeles, California 90017

____________
(1)     Unless otherwise indicated, shares are held in shareholder's name.

(2) In the formation of a holding company, Edison International became the holder of all issued and outstanding shares of SCE Common Stock on July 1, 1988.

(3) Shares are generally held in trust by certain of First Interstate Bancorp's subsidiary banks in their fiduciary capacities. One such subsidiary, First Interstate Bank of California, acts as Trustee for SCE employees participating in the SSPP. SSPP Plan shares are voted in accordance with instructions given by employees, whether vested or not. SSPP shares for which instructions are not received may be voted by the Trustee in its discretion.

                        INDEPENDENT PUBLIC ACCOUNTANTS

    The Edison International and SCE Boards have appointed Arthur Andersen LLP as independent public accountants to conduct the annual examination of the financial statements of Edison International and SCE for the year ending December 31, 1996. Arthur Andersen LLP is an international public accounting firm which provides leadership in public utility accounting matters.

    Representatives of Arthur Andersen LLP are expected to be present at the respective annual meetings of Edison International and SCE. At the annual meeting they will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.


                SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETINGS

    Under the Edison International and SCE Bylaws, shareholders intending to bring any business before an Annual Meeting of Shareholders of either Edison International or SCE, including nominations of persons for election as directors, must give written notice to the Secretary of Edison International or SCE, as the case may be, of the business to be presented. The notice must be received at the Edison International or SCE offices within the periods and must be accompanied by the information and documents specified in their respective bylaws. A copy of the bylaws may be obtained by writing to the Secretary of Edison International or SCE.

    Assuming that the 1997 Annual Meetings of Shareholders are held on April 17, 1997 as currently specified by the bylaws, the period for the receipt by either company of written notice of business to be brought by shareholders before the 1997 Annual Meetings of Shareholders will commence on December 18, 1996 and end on February 16, 1997.
<page 30>

    Shareholder proposals intended to be included in Edison International's or SCE's respective proxy statement and forms of proxy relating to their 1997 annual meetings must be received by Edison International or SCE, as the case may be, no later than November 8, 1996, under the SEC's shareholder proposal rule.

Availability of Form 10-K

    The Edison International and SCE Annual Reports on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act, for the fiscal year ended December 31, 1995, will be furnished without charge to their shareholders upon written request. This report is expected to be available for distribution after March 29, 1996. A copy may be requested by writing to Corporate Governance, Edison International, 2244 Walnut Grove Avenue, P.O. Box 999, Rosemead, California 91770, or
Corporate Governance, Southern California Edison Company, 2244 Walnut
Grove Avenue, P.O. Box 800, Rosemead, California 91770, as the case may be.


                                OTHER MATTERS

    If any matters not referred to in the proxy properly come before the meeting, including shareholder proposals which have been excluded pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8"), the persons named in the proxy will vote the shares represented thereby in accordance with their judgment. Discretionary authority to do so is included in the proxy.

    The Edison International and SCE Boards of Directors were not aware at a reasonable time before solicitation of proxies began of any other matters that would be presented for action at the meeting.

Dated March 8, 1996.
                                     For the Boards of Directors,


                                     BEVERLY P. RYDER, Secretary
                                     Edison International and
                                     Southern California Edison Company
<page 31>

Southern California Edison Company
An Edison International Company
P.O. Box 350
Rosemead, CA 91770

March 8, 1996

(NAME/ADDRESS OF SHAREHOLDER)

Dear Shareholder:


I would like to invite you to the 1996 Annual Meetings of Shareholders to be held at 10 a.m. on April 18, 1996, at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of
Industry, California.

I hope you will be able to join us to review the year and take a look at what the future holds for the Companies. The meeting room will be open for admission at 9 a.m., and I suggest you arrive early. Although we have overflow space, seating is limited in the meeting room and will be filled on a first-come basis. IF YOU DO ATTEND, PLEASE BE SURE TO BRING THE ADMISSION TICKET THAT APPEARS ON THE REVERSE SIDE OF THIS LETTER. A shareholder that is a corporation, partnership, association or other organization or entity will be limited to three authorized representatives at the meeting.

Whether or not you plan to be at the meeting, it is important that you exercise your right to vote as a shareholder of Edison International and/or Southern California Edison. PLEASE VOTE ON THE PROXY CARD BELOW, SIGN IT, DETACH IT FROM THIS LETTER, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

As requested, we have not enclosed an Annual Report with this package. We are required to send you a proxy card and proxy statement for each of your accounts; therefore, an Annual Report will be enclosed in whichever account you designated as your primary account.

We look forward to seeing you at the meeting. On behalf of the management and directors of Edison International and Southern California Edison, I want to thank you for your continued support and confidence.

Sincerely,

Beverly P. Ryder
Beverly P. Ryder
Corporate Secretary

        Admission Ticket on Reverse
-----------------------------------------------------------------------
The Board of Directors recommends a vote FOR the item regarding:

(1)  ELECTION OF DIRECTORS:
      FOR  ___                           WITHHOLD  ___                   (INSTRUCTIONS: To withhold authority to vote for
      all nominees listed on             Authority to vote               any individual nominee, write that nominee's
      the reverse side (except           for all nominees                name in the space provided below.)
      as marked to the contrary          on the reverse
      to the right)                      side                            ____________________________________________

If you plan to attend the Annual Meeting please mark this box  ____

_______________________       PLEASE MARK ALL CHOICES LIKE THIS   X
    ACCOUNT NUMBER                                               ---

SIGNATURE _________________ DATE_______

SIGNATURE _________________ DATE_______

IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE, GUARDIAN, CORPORATE OFFICER, ETC.,
PLEASE INDICATE FULL TITLE.
<PAGE 1>

                                        GRAPHIC CONTAINING LOCATION TO
                                            MEETING FACILITY

       ADMISSION TICKET
      Edison International
  Southern California Edison Company
   ANNUAL MEETINGS OF SHAREHOLDERS
       APRIL 18, 1996, AT 10 AM

THE INDUSTRY HILLS SHERATON RESORT AND CONFERENCE CENTER
ONE INDUSTRY HILLS PARKWAY
CITY OF INDUSTRY, CALIFORNIA

                                               DETACH PROXY CARD HERE

Southern California Edison Company
An Edison International Company
P.O. Box 350
Rosemead, CA 91770

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     JOHN E. BRYSON and ALAN J. FOHRER are hereby appointed proxies of the undersigned with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the annual meeting of shareholders of Southern California Edison Company to be held at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California, on April 18, 1996, at 10:00 a.m., or at any adjournment or postponement of the meeting, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting on the matter listed on the other side.

     The proxies will be voted as indicated on the other side. WHERE NO INDICATION IS SHOWN, THE SHARES WILL BE VOTED FOR ITEM 1. In addition, the appointed proxies may vote in their discretion on such other matters as may properly come before the meeting.

                                               NOMINEES FOR DIRECTORS
                                               ----------------------
                                                     H. P. ALLEN
                                                     J. E. BRYSON
                                                     W. H. CHEN
                                                     S. E. FRANK
                                                     C. C. FROST
                                                     J. C. HANLEY
                                                     C. F. HUNTSINGER
                                                     C. D. MILLER
                                                     L. G. NOGALES
                                                     R. L. OLSON
                                                     J. J. PINOLA
                                                     J. M. ROSSER
                                                     E. L. SHANNON, JR.
                                                     R. H. SMITH
                                                     T. C. SUTTON
                                                     D. M. TELLEP
                                                     J. D. WATKINS
                                                     E. ZAPANTA

                                                     (over)

Southern California Edison
P.O. Box 350
2244 Walnut Grove Avenue
Rosemead, CA 91770

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   JOHN E. BRYSON and ALAN J. FOHRER are hereby appointed proxies of the undersigned with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the annual meeting of shareholders of Southern California Edison Company to be held at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California, on April 18, 1996, at 10 a.m., or at any adjournment or postponement of the meeting, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting on the matter listed on the other side.

   The shares will be voted as indicated on this card. WHERE NO INDICATION IS SHOWN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1. In addition, the appointed proxies may vote in their discretion on such other matters as may properly come before the meeting.

                                               NOMINEES FOR DIRECTORS
                                               ----------------------
                                                     H. P. ALLEN
                                                     J. E. BRYSON
                                                     W. H. CHEN
                                                     S. E. FRANK
                                                     C. C. FROST
                                                     J. C. HANLEY
                                                     C. F. HUNTSINGER
                                                     C. D. MILLER
                                                     L. G. NOGALES
                                                     R. L. OLSON
                                                     J. J. PINOLA
                                                     J. M. ROSSER
                                                     E. L. SHANNON, JR.
                                                     R. H. SMITH
                                                     T. C. SUTTON
                                                     D. M. TELLEP
                                                     J. D. WATKINS
                                                     E. ZAPANTA

                                                 (OVER)
<PAGE 3>

THE DIRECTORS    1.  ELECTION OF DIRECTORS        ___ FOR THE NOMINEES       ___ WITHHOLD
RECOMMEND A          (see list on other               LISTED (EXCEPT AS          VOTE ON ALL
VOTE OF "FOR"        side)...................         WRITTEN TO THE             NOMINEES
                                                      CONTRARY AT LEFT)          LISTED

                LIMITED TO:

                 _________                      SHARES Cumulative Preferred
                                                Stock, 4.08%, 4.24%, 4.32%,
                                                4.78%, 5.80%, and 7.36% Series

                 _________                      SHARES $100 Cumulative
                                                Preferred Stock, 6.05%, 6.45%
                                                and 7.23% Series


SIGNATURE ___________________  _____   IMPORTANT: PLEASE SIGN EXACTLY AS NAME
                               DATED   APPEARS ON THIS PROXY. WHEN SIGNING AS
                                       ATTORNEY, EXECUTOR, TRUSTEE, GUARDIAN,
_____________________________          CORPORATE OFFICER, ETC., PLEASE INDICATE
TITLE                                  FULL TITLE.
<PAGE 4>

Southern California Edison Company
An Edison International Company
P.O. Box 350
Rosemead, CA 91770

March 8, 1996

(NAME/ADDRESS OF SHAREHOLDER)

Dear Shareholder:

I would like to invite you to the 1996 Annual Meetings of Shareholders to be held at 10 a.m. on April 18, 1996, at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of
Industry, California.

I hope you will be able to join us to review the year and take a look at what the future holds for the Companies. The meeting room will be open for admission at 9 a.m., and I suggest you arrive early. Although we have overflow space, seating is limited in the meeting room and will be filled on a first-come basis. IF YOU DO ATTEND, PLEASE BE SURE TO BRING THE ADMISSION TICKET THAT APPEARS ON THE REVERSE SIDE OF THIS LETTER. A shareholder that is a corporation, partnership, association or other organization or entity will be limited to three authorized representatives at the meeting.

Whether or not you plan to be at the meeting, it is important that you exercise your right to vote as a shareholder of Edison International and/or Southern California Edison. PLEASE VOTE ON THE PROXY CARD BELOW, SIGN IT, DETACH IT FROM THIS LETTER, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

We look forward to seeing you at the meeting. On behalf of the management and directors of Edison International and Southern California Edison, I want to thank you for your continued support and confidence.

Sincerely,

Beverly P. Ryder
Beverly P. Ryder
Corporate Secretary

         Admission Ticket on Reverse
-----------------------------------------------------------------------
The Board of Directors Recommends a vote FOR the item regarding:

(1)  ELECTION OF DIRECTORS
     FOR ___                        WITHHOLD ___         (INSTRUCTIONS: To withhold authority to vote for any
     all nominees listed            Authority to vote    individual nominee, write that nominee's name in the
     on the reverse side            for all nominees     space provided below.)
     (except as marked to           on the reverse
     the contrary to the            side                 ____________________________________________
     right)

If you plan to attend the Annual Meeting please mark this box ___

                             PLEASE MARK ALL
                             CHOICES LIKE THIS  X
________________________                       ---
    ACCOUNT NUMBER

SIGNATURE _________________ DATE_______
SIGNATURE _________________ DATE_______

IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE, GUARDIAN, CORPORATE OFFICER, ETC., PLEASE INDICATE FULL TITLE.
<PAGE 5>

                                              GRAPHIC CONTAINING LOCATION TO
                                                       MEETING FACILITY

              ADMISSION TICKET
           Edison International
      Southern California Edison Company
       ANNUAL MEETINGS OF SHAREHOLDERS
          APRIL 18, 1996, AT 10 AM

THE INDUSTRY HILLS SHERATON RESORT AND CONFERENCE CENTER
                ONE INDUSTRY HILLS PARKWAY
               CITY OF INDUSTRY, CALIFORNIA

                                        Detach Proxy Card Here

Southern California Edison Company
An Edison International Company
P.O. Box 350
Rosemead, CA 91770

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     JOHN E. BRYSON and ALAN J. FOHRER are hereby appointed proxies of the undersigned with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the annual meeting of shareholders of Southern California Edison Company to be held at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California, on April 18, 1996 at 10:00 a.m., or at any adjournment or postponement of the meeting, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting on the matter listed on the other side.

     The proxies will be voted as indicated on the other side. WHERE NO INDICATION IS SHOWN, THE SHARES WILL BE VOTED FOR ITEM 1. In addition, the appointed proxies may vote in their discretion on such other matters as may properly come before the meeting.

                                               NOMINEES FOR DIRECTORS
                                               ----------------------
                                                     H. P. ALLEN
                                                     J. E. BRYSON
                                                     W. H. CHEN
                                                     S. E. FRANK
                                                     C. C. FROST
                                                     J. C. HANLEY
                                                     C. F. HUNTSINGER
                                                     C. D. MILLER
                                                     L. G. NOGALES
                                                     R. L. OLSON
                                                     J. J. PINOLA
                                                     J. M. ROSSER
                                                     E. L. SHANNON, JR.
                                                     R. H. SMITH
                                                     T. C. SUTTON
                                                     D. M. TELLEP
                                                     J. D. WATKINS
                                                     E. ZAPANTA
                                                     (over)

<PAGE 6>